Exhibit 10.1

MASTER SERVICES AGREEMENT

This Master Services Agreement, by and between Elevance Health, Inc., an Indiana corporation (“Elevance Health”), and American Well Corporation, a Delaware corporation (“Supplier”), is entered into as of January 1, 2023 (the “Effective Date”).

In consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to the terms and conditions contained in this Agreement.

1.
DEFINITIONS; INTERPRETATION.

Definitions. Capitalized terms used herein shall have the meanings ascribed to them in the body of this Agreement and/or in the Exhibits and other documents attached hereto, or as defined below. Terms other than those defined herein shall be given their plain English meaning-and terms of art having specialized meanings in Supplier’s industry shall be construed in accordance with industry standards. Unless the context otherwise requires, words importing the singular include the plural and vice-versa.

1.1 “Affiliate” means any entity controlling or controlled by or under common control with a Party, at the time of execution of the Agreement and any time thereafter, where “control” is defined as (a) the ownership of at least fifty percent (50%) of the equity or beneficial interest of such entity, or (b) any other entity with respect to which such Party has significant management or operational responsibility (even though such Party may own less than fifty percent (50%) of the equity of such entity). .

1.1.
“Agreement” means (a) the body of this Master Services Agreement, (b) the Elevance Health policies and procedures, as may be modified from time to time, set forth in Section 2, (c) the applicable Exhibits, and (d) any SOW that is entered into and signed by both Parties pursuant to this Agreement, as well as any SOW entered into subsequent to the Effective Date of the Agreement.

1.2.
“Elevance Health Competitor” means those companies listed below

a)
[**]
b)
[**]
c)
[**]
d)
[**]
e)
[**]
f)
[**]
g)
[**]

1.3.
“Elevance Health Data” means, in or on any media or form of any kind: (i) all data or summarized data related to Elevance Health or its Affiliates, and all data indexing such data (regardless of whether or not owned by Elevance Health, generated or compiled by Elevance Health, or provided by Elevance Health’s customers), including data that is in Elevance Health’s or its Affiliates’ databases or

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Certain confidential information contained in this document, marked by [**], has been omitted because American Well Corporation has determined that the information (i) is not material and (ii) is the type that American Well Corporation customarily and actually treats as private or confidential.

otherwise in Elevance Health’s or its Affiliates’ possession on the Effective Date or at any time from such date through the last day of the Term, all tapes of recorded conversations with Elevance Health’s or its Affiliates’ customers and all other information recorded by Supplier concerning Elevance Health’s or its Affiliates’ customers or the provision of the Services or Deliverables; and (ii) all other Elevance Health or its Affiliates’ records, data, files, input materials, processed data, reports and forms that may be received, computed, developed, used, or stored by Supplier, or by any of Supplier’s subcontractors, for Elevance Health or its Affiliates in the performance of Supplier’s duties under the Agreement, but excluding in any event any internal data and information of Supplier and its subcontractors.

1.4.
“Elevance Health IP” means (i) any IP made, conceived, developed, purchased, or licensed by Elevance Health or its Affiliates, or by third parties under contract to Elevance Health or its Affiliates, prior to the Effective Date of the applicable Statement of Work or PCWA (as defined in Section 4.5 below), (ii) any IP provided by Elevance Health or its Affiliates or their respective agents to Supplier for incorporation into the Deliverables or use in connection with the Services (including any Elevance Health Data, images, programming, computer code, photographs, illustrations, graphics, audio clips, video clips and text), and (iii) any modifications or enhancements to the foregoing.

1.5.
“Applicable Laws” shall mean all international, federal, state and local laws, statutes, ordinances, codes, rules, regulations, standards, orders (which are applicable to Elevance Health or Supplier), licenses, or permits of any governmental entity or other authority that reasonably relate to performance under this Agreement in any applicable jurisdiction (whether within the United States or in any other country).

1.6.
Covered Individual means an individual who is a member of a health plan offered by Elevance Health or an Affiliate of Elevance Health who in either case is eligible to receive Covered Services.

1.7.
Covered Services means medically necessary health services, as determined by Elevance Health or its Affiliate and described in the applicable health benefit plan, for which a Covered Individual is eligible.

1.8.
“Custom IP” means IP made, conceived, or developed by Supplier or any subcontractor for Elevance Health or its Affiliates in creating the Deliverables or performing the Services. Except for the licenses granted herein, Custom IP does not include Supplier IP or Third-Party IP. For clarity and notwithstanding anything set forth herein, Custom IP must be outlined, identified (via reference to this Agreement and the foregoing defined term) and delineated in an agreed upon statement of work.

1.9.
“Deliverable” or “Deliverables” means the tangible or intangible items produced by Supplier for Elevance Health or its Affiliates and outlined, identified (via reference to this Agreement and the foregoing defined term), and delineated specifically in a mutually agreed upon Statement of Work. .

1.10.
“Documentation” shall mean all manuals, descriptions, instructions or other materials made available to Supplier’s customers, that are in existence or may come into existence during the period Supplier is providing Deliverables, Supplier-Provided Materials and/or Services hereunder and which describe the operation, maintenance, functionality and use of such Deliverables, Supplier-Provided Materials and/or Services, as applicable.

1.11.
“Exhibit” or “Exhibits” shall include, when applicable, Exhibit A (Required Information Security Controls), Exhibit B (Business Associate Agreement), Exhibit C (Federal Program Commercial Item Addendum), Exhibit D (Medicare Advantage and Medicare Part D Regulatory Exhibit), Exhibit E

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Certain confidential information contained in this document, marked by [**], has been omitted because American Well Corporation has determined that the information (i) is not material and (ii) is the type that American Well Corporation customarily and actually treats as private or confidential.

(State Medicaid Attachments), Exhibit F (Diversity Supplier Compliance Exhibit), Exhibit G (Qualified Health Plan Regulatory Exhibit), or any other Exhibits attached hereto.

1.12.
“IP” or “Intellectual Property” means all concepts, inventions (whether or not protected under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protected under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, publicity rights, names, likenesses, know-how, ideas (whether or not protected under trade secret laws) and all other subject matter protected under patent (or which is not patented, but is subject matter that is protected under patent law), copyright, mask work, trademark, trade secret, or other laws, whether existing now or in the future, whether statutory or common law, in any jurisdiction in the world, for all media now known or later developed, including all new or useful art, combinations, discoveries, formulae, algorithms, specifications, manufacturing techniques, technical developments, systems, computer architecture, artwork, software, programming, applets, scripts, designs, processes and methods of doing business.

1.13.
“Nonpublic Personal Financial Information” or “NPFI” shall have the same meaning as “Nonpublic Personal Information” in 15 USC, Subchapter I, Sec. 6801-6809, of the Gramm-Leach-Bliley Act. NPFI may also be referred to herein as “Personally Identifiable Information.”

1.14.
“Party” means Elevance Health or Supplier; “Parties” means Elevance Health and Supplier.

1.15.
“Protected Health Information” or “PHI” shall have the same meaning as the term “Protected Health Information” in 45 C.F.R. § 160.103, limited to the information created or received by Supplier from or on behalf of Elevance Health.

1.16.
“Services” shall mean all services performed under the Agreement pursuant to a properly authorized and executed Statement of Work, together with any or all of the acts, services, tasks, subtasks, work, and/or Deliverables reasonably required to provide Elevance Health with such services in accordance with this Agreement, whether or not such inherent or implicit acts, services, tasks, subtasks, work and/or Deliverables are expressly identified in the Statement of Work (other than such acts, services, tasks and materials that Elevance Health or its representatives are responsible for providing as expressly listed in the applicable Statement of Work).

1.17.
“Statement of Work” or “SOW” means the document describing the Services, Deliverables, functions, responsibilities and projects to be performed thereunder, in accordance with this Agreement, and signed by authorized representatives of both Parties. Each SOW shall constitute a separate agreement which incorporates the terms and provisions of this Agreement, whether or not such SOW expressly references this Agreement.

1.18.
“Supplier Competitor” means any entity that is deemed competitive to Supplier and listed as such in a Gartner publication at any time during the Term.

1.19.
“Supplier IP” means IP made, conceived, developed, purchased, or licensed by Supplier or its Affiliates, or by third parties under contract to Supplier or its Affiliates, (i) prior to the effective date of the applicable Statement of Work or PCWA or (ii) independent of the Services, that, in case of both (i) and (ii) above: neither contains Elevance Health IP or any derivative works thereof; nor uses, includes or refers to Confidential Information of Elevance Health. For the avoidance of doubt, Supplier IP does not include Custom IP or any other Elevance Health IP.

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Certain confidential information contained in this document, marked by [**], has been omitted because American Well Corporation has determined that the information (i) is not material and (ii) is the type that American Well Corporation customarily and actually treats as private or confidential.

1.20.
“Supplier-Provided Materials” shall mean all materials, systems, goods, processes, and/or any other item, as applicable, provided by Supplier and delivered or made accessible to Elevance Health for Elevance Health’s use or benefit as identified in an Exhibit or SOW.

1.21.
“Third-Party IP” means IP licensed, made, conceived, or developed by a third-party and used by Supplier in creating the Deliverables or performing the Services.

1.22.
Applicability of Definitions. The definitions contained in this Agreement shall apply to each Exhibit and SOW.

1.23.
Requirement of a SOW; Order of Precedence. For each engagement under this Agreement, the Services to be performed by Supplier at Elevance Health's request will be described in an SOW. Each SOW and each amendment thereto must be signed by both Parties. Each SOW shall constitute a separate agreement which incorporates the terms and provisions of this Agreement. The provisions of this Master Services Agreement shall control over any conflicting provisions in an SOW, except to the extent the SOW indicates the clear intent of the Parties that such conflicting term prevail over a term or condition of this Master Services Agreement. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in the event of any inconsistency or conflict between the terms and conditions of this Agreement and the terms and conditions of any of the following Exhibits, if such Exhibits are attached to this Agreement, then the terms and conditions of the following specified Exhibits shall prevail over the terms and conditions of the main body of this Master Services Agreement and any SOW: Exhibit A (Required Information Security Controls), Exhibit B (Business Associate Agreement), , Exhibit C (Federal Program Commercial Item Addendum), Exhibit D (Medicare Advantage and Medicare Part D Regulatory Exhibit) Exhibit E (State Medicaid Attachments), Exhibit G (Qualified Health Plan Regulatory Exhibit).

1.24.
Elevance Health Affiliates. Elevance Health and any of its Affiliates (as they may exist during the term hereof) may engage Supplier to perform Services and deliver Deliverables under this Agreement. Elevance Health Affiliates are granted all rights and benefits of the Services and Deliverables under this Agreement; provided that (i) they shall be deemed to be bound by the terms and conditions contained herein, and (ii) Elevance Health shall be responsible for any breach of this Agreement by such Affiliates. In no event shall Elevance Health, Inc. be deemed or understood to administer or insure health care plans and/or health care delivery services.

1.25.
Transferred Entities. If Elevance Health sells or otherwise transfers ownership of a business unit or Affiliate (a “Transferred Entity”) using any Services or Supplier-Provided Materials or entitled to purchase Services or Supplier-Provided Materials hereunder, at Elevance Health’s option the Transferred Entity may continue to use or maintain the right to purchase such Supplier-Provided Materials and/or Services for a period not to exceed six (6) months, under the terms and conditions of this Agreement, provided (i) such Transferred Entity signs an agreement with Supplier agreeing to be bound by the terms and conditions of this Agreement and (ii) such Transferred Entity is not a Supplier Competitor. In such a case, Supplier shall cooperate with Elevance Health, the Transferred Entity and any new supplier in a transition to a new supplier’s products and/or services.

2.
ELEVANCE HEALTH POLICIES AND PROCEDURES.

2.1
Sources. In addition to all other obligations contained herein, Supplier and its sub-contractors shall adhere to the then-current and applicable Elevance Health policies and procedures described in this

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Certain confidential information contained in this document, marked by [**], has been omitted because American Well Corporation has determined that the information (i) is not material and (ii) is the type that American Well Corporation customarily and actually treats as private or confidential.

Section and this Agreement. The policies and procedures are expressly referenced and incorporated into this Agreement and are either attached as exhibits to this Agreement and/or provided to Supplier via the web site addresses listed below (or any successor site or communication designated by Elevance Health).

Supplier Relations Webpage: https://www.Elevance Healthinc.com/Suppliers/index.htm

(a) Supplier Code of Conduct

(b)
Supplier Reimbursable Expense Guidelines

(c) Procurement Process Technology and Electronic Signatures

(d) Requirements for Onsite Personnel

(e) Exhibit A: Required Information Security Controls

(f) Exhibit B: Business Associate Agreement (“BAA”)

(g) Exhibit C: Federal Government Services Addendum for Commercial Items

(h) Exhibit D: Medicare Advantage and Medicare Part D Regulatory Exhibit)

(i) Exhibit E: State Medicaid Attachments

(j) Exhibit F: Diversity Supplier Compliance Exhibit

(k) Exhibit G: Qualified Health Plan Regulatory Exhibit

3.
INVOICING AND PAYMENT; AUDIT.

3.1
Payment of Fees and Expenses. Supplier shall invoice Elevance Health for the fees as set forth in each SOW, as applicable (“Fees”). All Fees will be invoiced by Supplier and paid by Elevance Health in U.S. Dollars. Except for (i) the Fees and (ii) expenses agreed to in an applicable SOW and incurred in accordance with this Agreement (“Expenses”), no other amounts shall be charged by Supplier or payable by Elevance Health. Elevance Health shall have the right of offset against amounts owed to it by Supplier. If a SOW specifies that Elevance Health is to pay Supplier’s Expenses for travel, meals and lodging, Elevance Health shall reimburse Supplier for actual, necessary and reasonable Expenses for: (a) travel by non-local Supplier personnel to a site specified by Elevance Health to perform services under a SOW; and (b) meals and lodging for such non-local personnel while performing such services. Except as otherwise provided in a Statement of Work, all payments are due to Vendor within thirty (30) days of invoice date.

3.2
Elevance Health Invoice Requirements.

General. Supplier shall invoice Elevance Health for all Fees and, if applicable, Expenses via the Anthem Invoice online tool in accordance with the then current requirements at Anthem, Inc. Policies and Procedures (https://www.antheminc.com/cs/groups/wellpoint/@wp_suppliers/documents/wlp_assets/d19l/mji2/~edisp/pw_e226861.pdf)

and as stated in the Procurement Process Technology and Electronic Signatures provisions therein. Supplier shall not charge Elevance Health for researching, reporting or correcting errors related to invoices. The invoice date shall not be earlier than the date on which Supplier is entitled to payment under the applicable SOW, or if not specified in the SOW, invoices may be issued monthly in arrears. Unless otherwise specified in a SOW, rates under a SOW or rate card Exhibit attached to this Agreement shall be fixed for the greater

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Certain confidential information contained in this document, marked by [**], has been omitted because American Well Corporation has determined that the information (i) is not material and (ii) is the type that American Well Corporation customarily and actually treats as private or confidential.

of the term outlined in the SOW in question. Thereafter, unless otherwise agreed by the Parties, such rates shall not increase more often than annually and such increases shall not exceed the lesser of (i) the Consumer Price Index for All Urban Consumers (CPI-U): U. S. city average or (ii) three percent (3%) above the immediate prior rate. Supplier shall give Elevance Health at least sixty (60) days prior written notice of any increase in rate. Each such invoice shall contain sufficient detail to allow Elevance Health to identify all Services rendered.

3.2.1
Procurement Process Technology Fees. Supplier will be solely responsible for all expenses associated with transmitting and receiving documents via Elevance Health’s Procurement Process Technology.

3.3
Intentionally left blank.

3.4
If Elevance Health disputes any invoiced amount, Elevance Health may withhold the disputed amount and will notify Supplier no longer than ninety (90) days after receipt in detail as to the nature of the disputed charges and the reason for Elevance Health’s disagreement. Supplier shall respond by providing documentation in reasonable detail for the disputed charges. The Parties shall make all reasonable attempts to resolve the dispute as amicably as possible within thirty (30) days. Invoices which are not sent via the Elevance Health Invoice online tool shall automatically be deemed to be in dispute until the invoice is resubmitted via such online tool.

3.5
Record Retention; Audits.

3.5.1
Record Retention. In performing its obligations under this Agreement, Supplier shall comply with all applicable records management laws and regulations and its internal record retention policy,. Supplier is responsible for preventing the unauthorized destruction of records. Supplier must suspend the routine destruction of records when a legal hold obligation arises.

Billing Audits. Supplier shall maintain complete, accurate and detailed records regarding all amounts charged to Elevance Health under this Agreement. Supplier shall retain such records consistent with the Record Retention obligations in Section 3.5.1, but for no less than three (3) years from date of the invoice for such amount charged. On an annual basis, Supplier shall allow Elevance Health and/or its authorized representatives to inspect and conduct on site audits on such records during normal business hours upon 30 business days’ written notice and for a maximum of one business day. Supplier will make records available for review electronically upon request and with 30 days written notice. If discrepancies or questions arise with respect to such records, Supplier shall preserve such records until an agreement is reached with Elevance Health regarding their disposition. Except as set forth in the last sentence of this Section, each Party shall bear its own expenses in conducting the audit and responding to information requests and Supplier shall not pass on such costs (including employee time, overhead, research, copying charges, professional fees, etc.) to Elevance Health. If an audit reveals that Supplier overcharged Elevance Health for any fees, expenses or any other charges under this Agreement for any logically or readily identifiable component of a Service or chargeable material (as examples for illustrative purposes only: such as a greater than an agreed upon hourly rate for one or more personnel providing services, billing in excess of actual hours worked, miscalculation of actual amount of chargeable of supplies consumed, etc.), Supplier shall promptly reimburse Elevance Health in full for such overcharge(s).

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Certain confidential information contained in this document, marked by [**], has been omitted because American Well Corporation has determined that the information (i) is not material and (ii) is the type that American Well Corporation customarily and actually treats as private or confidential.

3.5.2
Performance Audits. Supplier agrees to make available (including providing copies of documents requested by Elevance Health auditors at no additional expense to Elevance Health) Supplier personnel and any and all non-proprietary books, records or other documents in its possession pertaining to the performance of its duties under this Agreement or applicable state and federal regulating authorities with jurisdiction over Elevance Health. The onsite portion of any such Performance Audit may only occur annually, upon 30 days advance written notice and for a maximum duration of one business day. The foregoing audit rights shall include when applicable, audits of (i) practices and procedures, (ii) security practices and procedures, (iii) disaster recovery and backup procedures, and (iv) other areas necessary to enable Elevance Health to meet Applicable Laws applicable to the Services and verify that Supplier is in compliance with the terms of this Agreement. Such audits and inspections may address Supplier’s performance of the Services and compliance with the provisions of this Agreement.

3.5.3
Hitrust. Supplier shall maintain a Hitrust CSF certification throughout the Term.

3.5.4
Taxes. Elevance Health shall pay to Supplier all applicable sales or use taxes assessed by a government authority with respect to the Services and/or Supplier-Provided Materials provided by Supplier under this Agreement, provided that Supplier shall separately itemize such taxes on its invoice(s) to Elevance Health and that, upon request of Elevance Health, Supplier shall provide substantiation to Elevance Health confirming Supplier’s reporting and remittance of such taxes to the appropriate government entity. Elevance Health shall not be liable for the payment of taxes imposed upon Supplier or upon Supplier’s personnel resources, including state and federal income taxes, franchise taxes, Social Security taxes, welfare taxes, unemployment contributions, disability insurance, training taxes and any prepayments, estimated payments, reports, or withholdings required for such taxes. Any payment by Elevance Health of a Supplier tax obligation shall in no way affect or abrogate Supplier’s obligations under this Agreement and shall not be construed as acceptance by Elevance Health of any Service or Supplier-Provided Materials or as a waiver of any of Elevance Health’s rights.

4.
SERVICES - GENERAL TERMS.

4.1
Services. During the Term of this Agreement, Supplier shall perform the Services, produce and deliver the Deliverables, as applicable, pursuant to this Agreement and written mutually agreed upon SOWs upon written request by Elevance Health or its Affiliates for such Services and Deliverables. Unless otherwise agreed to in advance by Elevance Health in a properly executed Statement of Work, Supplier shall perform all Services in the United States and at no other location. Although the Parties have attempted in this Agreement (and the Parties agree to attempt in any Statement of Work) to delineate the specific services and functions to be provided by Supplier to Elevance Health and its Affiliates hereunder, the Parties acknowledge and agree that no such delineation could possibly be entirely exhaustive or complete and that some intended items may not be specifically identified. Accordingly, and notwithstanding anything to the contrary elsewhere in this Agreement or in any Statement of Work, Supplier’s obligations hereunder shall include the performance of not only all of the Services and functions, and delivery of not only all of the Deliverables, that have been specifically delineated in this Agreement and in any Statements of Work, but also all of the incidental or related services and deliverables that the Parties mutually agree are consistent with, and reasonably necessary to, the performance of any of the Services and functions, and delivery of the Deliverables, so delineated, except (i) services or functions for which Elevance Health expressly retains responsibility hereunder or (ii) services or functions expressly excluded from the Services, or subject to express qualifications or limitations of a Statement of Work.

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Certain confidential information contained in this document, marked by [**], has been omitted because American Well Corporation has determined that the information (i) is not material and (ii) is the type that American Well Corporation customarily and actually treats as private or confidential.

4.2
No Minimum Commitment. Except as specifically set forth herein, Supplier understands Elevance Health makes no promises or representations whatsoever as to the amount of Services and/or Supplier-Provided Materials it will request during the term of this Agreement.

4.3
Non-Exclusivity. This Agreement is nonexclusive and does not grant Supplier an exclusive right to provide Elevance Health or its Affiliates with any kind of services, deliverables or products and Elevance Health and its Affiliates may use its own employees or other contractors to perform the same or similar Services or provide the same or similar Supplier-Provided Materials as are to be performed and/or provided by Supplier hereunder.

4.4
Performance Standards.

4.4.1
Supplier will perform the Services in accordance with the qualitative and quantitative standards set forth in the service level section of the applicable Statement of Work (the “Service Levels”) if applicable. The Service Levels shall be applied as expressly provided in the applicable SOW.

4.4.2
Supplier will track, monitor, measure and report on its performance as against the Service Levels as specified in the applicable Statement of Work. Unless the applicable Statement of Work provides that Elevance Health will implement specific measurement and monitoring tools, Supplier shall implement the necessary measurement and monitoring tools and procedures required to accurately and timely monitor and report on Supplier’s performance of the Services against the applicable Service Levels. Supplier shall maintain such measurement and monitoring tools and procedures throughout the Term.

4.4.3
Intentionally left blank.

4.4.4
Supplier will provide Elevance Health credits against Supplier’s charges if it fails to meet a Service Levels as provided in the Statement of Work (“Service Credits”). The specifics of the Service Levels and any possible related Service Credits will be listed in the applicable Statement of Work.

4.4.5
If Supplier fails to meet a Service Level, Supplier will perform a root cause analysis to determine the cause of the failure, take such steps as are necessary to recover from such failure, develop for Elevance Health review a plan outlining the steps Supplier will take to minimize to the extent possible the risk that such failure will reoccur and implement such plan. In addition, Supplier will report to Elevance Health in writing regarding the cause of the failure and the steps taken by Supplier.

4.4.6
Where Supplier can reasonably establish that: (a) the root cause of its failure to achieve a Service Level was a factor outside of the reasonable control of Supplier, (b) Supplier is without fault in causing such factor, (c) Supplier would have achieved such Service Level but for such factor, and (d) Supplier used commercially reasonable efforts to (1) foresee and prevent the occurrence of such factor, and (2) perform and achieve that Service Level notwithstanding the presence and impact of such factor, then no Service Level Credit shall be assessed against Supplier for any resulting Service Level Default and Supplier shall otherwise be excused from achieving such Service Level for as long as the circumstances relating to such factor and preventing achievement of such Service Level prevail and Supplier continues to use its commercially reasonable efforts to prevent, overcome and mitigate the adverse effects of such factor to the extent required to achieve the applicable Service Level. For purposes of this provision, a failure of a subcontractor or Affiliate of Supplier shall not be treated as outside the control of Supplier except to the

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Certain confidential information contained in this document, marked by [**], has been omitted because American Well Corporation has determined that the information (i) is not material and (ii) is the type that American Well Corporation customarily and actually treats as private or confidential.

extent Supplier reasonably establishes that the failure is the result of factors outside the control of both Supplier and the subcontractor or Affiliate. Notwithstanding the forgoing, the presence of such factor(s) outside of the control of Supplier and/or its subcontractors or Affiliates shall not relieve Supplier of its business continuity and disaster recovery obligations set forth in Section 4.9.

4.5
Unauthorized Deliverable; Pre-Contract Work Authorization. Elevance Health will not be required to compensate Supplier for any work not described in a SOW, order form, or other appropriate writing signed by an authorized representative of Elevance Health, either as originally agreed to or as changed pursuant to the change control procedures set forth in Article 6 herein. An exception to the requirement of an executed SOW may be made if Elevance Health determines there is an urgent requirement to commence work and authorizes commencement of work before the finalization of a written SOW by way of a Pre-Contract Work Authorization (“PCWA”) duly signed by Elevance Health; provided, however, that Elevance Health can terminate the PCWA at anytime if not reasonably satisfied with the progress being made toward finalization of a written SOW and provides Supplier with ten (10) days written notice of its intent to terminate any PCWA.

4.6
Cooperation with and Access by Third Parties. Elevance Health may from time to time hire outsourcers, subcontractors, consultants, or other third parties (“Elevance Health Third-Party Contractors”) to perform services or provide products relating to Elevance Health’s business or the business of an Elevance Health Affiliate, and which may be integrated with the Services or Supplier-Provided Materials provided by Supplier hereunder (an “Integrated Project”). Provided that such Elevance Health Third-Party Contractors are bound by obligations of confidentiality no less stringent than those provided by Elevance Health to Supplier and are not a Supplier Competitor, Supplier shall cooperate with and work in good faith with any Elevance Health Third-Party Contractor(s) as reasonably requested by Elevance Health. Such cooperation may include knowledge sharing of standards, policies, quality assurance and testing processes, as applicable, to ensure smooth deployment of Integrated Projects and/or the smooth and efficient transition of any Services (or component of Services) to, from, or among Elevance Health, Supplier and any Elevance Health Third Party Contractor. Moreover, nothing in the Agreement shall restrict access by such persons to the Services, Supplier-Provided Materials, and/or Deliverables, as applicable, as reasonably required for such Elevance Health Third Party Contractors to perform functions for and on behalf of Elevance Health or any Elevance Health Affiliate; and provided that such Elevance Health Third Party Contractors shall use or access the Supplier-Provided Materials and/or Services solely for Elevance Health’s benefit and shall have agreed to confidentiality provisions no less restrictive than those contained in this Agreement for the benefit of Supplier, and Elevance Health shall remain responsible for such Elevance Health Third Party Contractor’s use or access to the Supplier-Provided Materials and/or Services in accordance with the terms of this Agreement. Notwithstanding the foregoing, nothing herein shall give Elevance Health or its Elevance Health Third-Party Contractors access to Supplier’s proprietary software without prior written consent.

4.7
Third-Party Software.

4.7.1
Clearance for Certain Elevance Health Provided Software. If Elevance Health will provide any software or access to software to Supplier, then before commencement of Supplier’s Services (if specified on the applicable SOW) or before such software is accessed or used by Supplier (if the software is not specified on the applicable SOW), Elevance Health shall have the opportunity to ascertain whether it has the license rights to permit Supplier to access and use the third-party software needed for such project. Elevance Health may cancel or postpone any specific work with Supplier (without any financial penalty and without such cancellation constituting a breach of contract by Elevance Health) if Elevance Health

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Certain confidential information contained in this document, marked by [**], has been omitted because American Well Corporation has determined that the information (i) is not material and (ii) is the type that American Well Corporation customarily and actually treats as private or confidential.

determines that it does not possess the needed license for Supplier to perform the Services for which such third-party software is needed. Unless explicitly provided for in a SOW, Supplier is responsible for any software, equipment, supplies, materials or other provisions Supplier may need in performing Services or providing Deliverables.

4.7.2
Use of Elevance Health Provided Software. For each item of third-party software to which Elevance Health provides Supplier access or use of pursuant to a SOW, Supplier must de-install and return all such software to Elevance Health upon the expiration or termination of a SOW or at Elevance Health’s request (and, at Elevance Health’s request, provide an officer’s written certification it has done so). Supplier may use or have access to such software only for the purpose of performing the applicable SOW and any other use is strictly prohibited. Supplier shall adhere to any third-party software license limitations when informed of, or provided with, those limitations.

4.8
Business Continuity and Disaster Recovery.

4.8.1
Disaster Avoidance. Supplier will maintain disaster avoidance procedures (e.g. fire detection, sprinkler systems, physical security) designed to safeguard Elevance Health’s Data and the business continuity of the processes for which Supplier is responsible throughout the Term. These procedures will be subject to Elevance Health’s review and approval as part of the agreed upon BCP. Supplier will be required to revise and maintain these procedures so that they are reasonably acceptable to Elevance Health throughout the Term.

4.8.2
Supplier shall maintain business continuity, disaster recovery, and backup capabilities and facilities, through which Supplier shall be able to recover the Services following any event that causes a material disruption to such Services (a “BCP Event”) and will document the foregoing, including the processes and procedures to execute such recovery, in a written business continuity plan (“BCP”). The BCP and supporting capabilities and facilities will include at least 2 geographically diverse facilities, including adequate resources, designed to enable recovery and restoration of the Services in accordance with the Recovery Time Objective (RTO) and Recovery Point Objective (RPO), each measured from the moment of disruption, set forth below. Supplier also warrants that its BCP does now and will continue to comply with ISO 22301, DRI (Disaster Recovery Institute), BCI (Business Continuity Institute), ISO 27001 or Hitrust standards or equivalent standards of practice, acceptable to Elevance Health in writing.
4.8.3
If a BCP Event occurs: (a) Supplier will, at no additional charge, recover the Services within the RTO of [**] and with an RPO of [**], unless such other RTO or RPO is approved by Elevance Health and set forth in an SOW with respect to the services set forth in the SOW; (b) Supplier will provide Elevance Health with timely notification and updates of the disruption, expected impact, expected duration, action plan and status; and (c) Supplier will not treat any other customer better than Elevance Health.

4.8.4
Supplier will provide Elevance Health with access for a facilitated “in camera” review, via secure WebEx or similar technology, of a true copy of its applicable BCP, upon request, and will not make changes to its BCP that would impair the BCP’s effectiveness as it relates this Agreement.

4.8.5
If Supplier becomes aware that it is in material non-compliance with its BCP, Supplier shall (a) notify Elevance Health in writing promptly but in no event later than five days, and (b) cure any such non-compliance within ten (10) business days thereafter.

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4.8.6
Supplier will test its BCP annually, and will provide Elevance Health with an annual attestation as to the adequacy of its BCP and a summary of its BCP annual test results upon written request from Elevance Health for the same.

4.8.7
Upon Elevance Health’s request, Supplier will complete and submit a then-current version of a DRP and BCP pre-assessment and evaluation in the form provided by Elevance Health, but not more frequently than annually, unless the foregoing reveals a non-compliance, in which case Supplier will complete updated documents to verify the non-compliance has been corrected.

4.9
Acceptance and Training. Acceptance with respect to Services shall be as addressed in Section 4.9.1 and with respect to Deliverables shall be as set forth in Section 4.9.2.

4.9.1
Acceptance of Services. To the extent a SOW provides for Services:

(a) Acceptance. Unless otherwise specified in a SOW, Elevance Health shall have ten (10) calendar days from the completion of each phase or milestone to test the Services relating thereto in order to determine whether such Services meet the standards and/or accomplish the objectives or other criteria for such Services as established in the applicable SOW (“Services Preliminary Acceptance Period”). If Elevance Health gives notice of non-Acceptance, (i) Elevance Health shall describe the reasons for non-Acceptance to Supplier in reasonable detail; (ii) Supplier shall have ten (10) calendar days to re-perform the deficient Services at no cost to Elevance Health, until the applicable standards, objectives, milestones and/or other criteria set forth in the SOW are met; and (iii) a ten (10) calendar day re-testing preliminary acceptance period shall begin.

(b) Intentionally left blank.

4.9.2
Acceptance of Deliverables. To the extent a SOW provides for Deliverables, the SOW shall identify whether the Deliverable will be subject to Elevance Health review (a “Review Deliverable”) or will be subject to Elevance Health testing (a “Test Deliverable”) and will contain the review and/or testing criteria. Any reference to a “Deliverable” herein shall include reference to a Test Deliverable or a Review Deliverable, as the context requires.

(a) Preliminary Acceptance. Unless otherwise specified in the applicable SOW, Elevance Health shall have ten (10) calendar days after receipt to review each Review Deliverable or twenty (20) calendar days to test each Test Deliverable (or portions thereof if such Deliverable is to be delivered in portions as set forth in the applicable SOW) to determine whether it meets the Specifications (the “Preliminary Acceptance Period”). This Preliminary Acceptance Period shall not begin until the Documentation has been delivered to Elevance Health and the Deliverables are fully installed and operational as determined by the Parties. If Elevance Health gives notice of non-Acceptance, (i) Elevance Health shall describe the reasons for non-Acceptance to Supplier in reasonable detail; (ii) Supplier shall have five (5) calendar days to correct the Deliverable at no cost to Elevance Health; and (iii) the Preliminary Acceptance Period shall begin again.

(b) Final Acceptance; Multi-Phase Projects. Upon final delivery of all related Deliverables, (including upon completion of an intermediate phase of a project or entire project, as specified in a SOW), Elevance Health shall have ten (10) calendar days after receipt to review the Review Deliverables or thirty (30) calendar days to test the Test Deliverables to determine whether they meet the Specifications (the “Deliverables Final Acceptance Period”), unless a different time frame is specified in

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a SOW. This Deliverables Final Acceptance Period shall not begin until the Documentation has been delivered to Elevance Health and the Deliverables are fully installed and operational as determined by the Parties. If Elevance Health gives notice of non-Acceptance, (i) Elevance Health shall describe the reasons for non-Acceptance to Supplier in reasonable detail; (ii) Supplier shall have fourteen (14) calendar days to correct the Deliverables at no cost to Elevance Health; and (iii) the Deliverables Final Acceptance Period shall begin again. In the event Supplier fails to modify a rejected Deliverable to conform to the Specifications contained in the applicable SOW, as determined in Elevance Health’s reasonable discretion, Elevance Health may terminate the applicable SOW immediately and receive from Supplier a refund of: (i) the fees previously paid to Supplier for the rejected Deliverable; and (ii) the fees previously paid for all other Deliverables which are materially affected by such non-conformity. If Deliverables are deemed unacceptable and the Parties fail to resolve the matter to their reasonable satisfaction, then either Party may submit the matter for dispute resolution pursuant to the procedures provided for in Article 16 (Dispute Resolution). If the Parties intend that all Services and/or Deliverables performed and provided in multiple phases under a SOW are to be subject to final Acceptance testing under this paragraph, because such interim phases culminate in an integrated deployment or other solution, notwithstanding any preliminary acceptance that may have been determined during an intermediate phase of the project, then the Parties shall so explicitly provide in the SOW. To the extent a project involves Deliverables integrated with Services, then the foregoing testing, rejection and refund procedures and remedies shall include all related Services.

4.9.3
Deemed Acceptance; Further Notice. Unless otherwise stated in a SOW, if Elevance Health does not furnish a written notice of acceptance or non-acceptance to Supplier as contemplated in this Section 4.9, prior to the end of the applicable acceptance period, then Elevance Health will be deemed to have accepted such Services and/or Deliverable or other items as applicable.

4.9.4
Training. Upon Elevance Health’s request, and promptly following the delivery or installation of any Deliverable(s) and if outlined in a mutually agreed upon SOW, Supplier shall provide Elevance Health with training on the use and operation of the Deliverable(s) as is necessary for Elevance Health to operate and maintain such Deliverable(s). Elevance Health shall pay Supplier the fee as set forth in the applicable SOW for such training.

4.10
Transition Assistance. At Elevance Health's request, commencing upon the termination or expiration of this Agreement or any SOW hereunder, or other discontinuation of a component of the Services, for any reason unless termination is due to a breach by Elevance Health, Supplier shall provide up to one-hundred eighty (180) days of assistance to Elevance Health or a third-party designee of Elevance Health (who is not a Supplier Competitor) and continuation of Services. Services will continue at the existing SOW rate and additional transition assistance shall be negotiated and documented in such SOW. Within ten (10) calendar days of Elevance Health’s request for transition assistance, the Parties shall meet to develop a transition plan. Such transition plan and transition assistance may include, by way of example: detail of Supplier’s then-current responsibilities and resource commitments; Supplier information concerning personnel, software, skill sets and other resources used by Supplier to provide the Services (including third party services required to provide the Services); explanation of security and problem management processes and standards; provision of all data and medical records to Elevance Health; return of any Elevance Health assets, information, data, and Confidential Information; anything else reasonably related to the transition of affected Services. The Parties may provide for different transition assistance responsibilities, timing and payment schedules in a SOW. For clarity, all of the information provided by Supplier is Confidential Information shall be subject to the confidentiality obligations hereunder.

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4.11
Supplier Resources and Materials. Except as expressly provided otherwise in this Agreement or in a Statement of Work, Supplier shall (at its own risk and expense) provide all of the materials and resources necessary for delivering the Services, providing the Deliverables and otherwise meeting Supplier’s obligations under this Agreement. Any project-specific resources (and the financial and operational responsibility therefore) shall be detailed in each applicable Statement of Work. If an applicable SOW provides that Elevance Health will be paying for any such materials, all such costs shall be set forth in detail in the applicable SOW; any such third party charges shall be passed through to Elevance Health at Supplier’s actual cost, with no mark-up.

4.12
Elevance Health Property. Any tangible property furnished to Supplier by Elevance Health or its Affiliates in connection with this Agreement shall be deemed bailed to Supplier for the mutual benefit of the Parties and title thereto shall at all times remain in Elevance Health or its Affiliate, as the case may be; in no event may Supplier transfer any such Elevance Health tangible property outside the continental United States without Elevance Health’s prior written consent, which may be given or withheld in Elevance Health’s reasonable discretion. Supplier assumes all risk of loss of any such property while in Supplier’s constructive possession or control, and Supplier shall promptly pay Elevance Health for all such tangible property that is damaged or destroyed during any such time or that Supplier otherwise fails to return to Elevance Health. Supplier shall maintain at all times, and shall submit to Elevance Health upon written request from time to time, an accurate, detailed and current written list of any property of Elevance Health or its Affiliates (including designs, reports, manuals, documents, specifications, hardware, software and equipment) received or obtained by Supplier pursuant to this Agreement. No property of Elevance Health or its Affiliates shall be removed from Elevance Health’s or its Affiliates’ premises without the prior written consent of Elevance Health. Any property of Elevance Health or its Affiliates’ shall be promptly returned upon the earlier of: (i) Elevance Health’s request for the return thereof; or (ii) completion or termination of the applicable Statement of Work to which such property pertains. Supplier shall, at its risk and expense, while any property of Elevance Health or its Affiliates is in Supplier’s custody or control maintain such materials in good condition.

4.13
Use of Elevance Health Facilities. If Elevance Health requires Supplier to provide Services at an Elevance Health facility, Elevance Health shall provide Supplier with adequate space in such Elevance Health facility necessary for Supplier to perform the Services (as such space is identified in the relevant Statement of Work). Supplier shall use the Elevance Health facilities for the sole and exclusive purpose of providing the Services and delivering the Deliverables. Access to Elevance Health facilities shall be restricted to normal Elevance Health business hours, or the normal business hours of the particular Elevance Health facility or Service Location, as applicable. Access to Elevance Health facilities outside of normal business hours will be based on demonstrable project or other support effort needed and must be approved in advance by Elevance Health’s Project Manager or his/her designee. Supplier shall repair, or cause to be repaired, at Supplier’s sole cost and expense, any and all damage caused by negligent or willful misconduct of Supplier personnel to Elevance Health facilities or other Elevance Health facilities, including Elevance Health’s buildings, grounds, equipment and furniture, caused by the negligence or willful misconduct of Supplier or any of its personnel or subcontractors, or any other person performing Services on Supplier’s behalf under this Agreement or any Statement of Work. Supplier shall immediately notify Elevance Health of any and all such damages. All reasonable costs incurred by Elevance Health for such repairs shall be repaid by Supplier by cash payment upon demand and without limitation of Elevance Health’s other rights and remedies provided by law, in equity, or otherwise under this Agreement. Elevance Health may deduct any such costs from any amounts due to Supplier from Elevance Health under this Agreement.

5.
RELATIONSHIP MANAGEMENT.

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5.1
Progress Reports. At the frequency specified in each applicable SOW and at other times as requested by Elevance Health, Elevance Health and Supplier shall meet to review Supplier’s performance and discuss issues related to the provision of Services and Supplier-Provided Materials, including Supplier’s compliance with the performance standards in the applicable SOW.

5.2
Account Relationship Manager. At Elevance Health’s request, Supplier shall designate an Account Manager who shall act as liaison with Elevance Health on behalf of Supplier with respect to the relationship and responsibilities of the Parties. Such Account Manager shall be responsible for coordinating and managing delivery of all Services and/or Supplier-Provided Materials, and also for coordinating, cooperating and resolving any concerns, service problems or other matters relating to the overall relationship between the Parties. Elevance Health shall designate a corresponding Account Manager to act as liaison on behalf of Elevance Health.

5.3
Supplier Financial Information. Upon Elevance Health’s request, Supplier will provide Elevance Health with complete and accurate annual financial statements, including cash flow statements, for the two most recent calendar years so long as this Agreement is in effect. Publicly traded companies will supply their Forms 10Qs and 10K filed with the Securities and Exchange Commission. Privately held companies will provide their balance sheet, income statement, and cash flow statement with footnotes. Supplier shall provide Elevance Health with such statements within ninety (90) days after the end of its annual accounting period. Supplier may use the automated Securities Exchange Commission Filing email distribution process to provide financial statements to Elevance Health.

5.4
Continuous Improvement. Supplier shall work with Elevance Health to drive continuous improvements in effectiveness, cost efficiency and best practices. Supplier shall monitor improvements and the Supplier Account Manager shall report progress to Elevance Health as requested by Elevance Health on an annual basis.

6.
CHANGE CONTROL.

6.1
Requests by Elevance Health. Elevance Health may request changes or modifications to any Statement of Work issued hereunder by delivering to Supplier a written change order, describing the requested changes in such reasonable detail as to enable Supplier to evaluate them (“Request”). Changes, modifications or enhancements to the Services or Deliverables being provided pursuant to a Statement of Work that are mutually agreed to not be material shall be deemed to be part of the Services or Deliverables, as the case may be, and shall not be subject to this Section or any other change control provision. Changes, modifications or enhancements to the Services being provided pursuant to a Statement of Work that are material as mutually agreed upon by the Parties (a “Change”) shall be subject to this Section. If the Parties are unable to agree whether a Change, modification or enhancement to the Services are material, the disagreement shall be subject to the dispute resolution procedures set forth in the Agreement.
6.2
Process. Within ten (10) business days after delivery of such a Request or as otherwise agreed by the parties, Supplier shall deliver to Elevance Health a proposed plan that: (i) assesses any impact of the Request on any Services or Deliverables already to be provided under such Statement of Work; (ii) describes the Request and any new or additional Services or Deliverables to be provided pursuant to it; (iii) sets forth cost estimates, specifications, implementation plans and time schedules with milestone and completion dates; (iv) contains completion and acceptance criteria; and (v) sets forth any other necessary

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and appropriate information (“Change Order”). Supplier may also request changes or modifications to any Statement of Work from time to time by preparing and delivering to Elevance Health a proposed SOW Amendment that describes the proposed changes. Notwithstanding the foregoing, Elevance Health may, with Supplier’s consent, with a mutually agreed upon Change Order, extend any scheduled completion date under any Statement of Work, provided however that Elevance Health shall be liable for any efforts, Services or other pre-approved expenses due to Supplier caused by such extension, but only to the extent Supplier is unable, after diligent efforts, to redistribute personnel or other assets during the remaining duration of the extension period either to other Elevance Health or Elevance Health Affiliate Services or Deliverables or services provided by Supplier to third party customers of Supplier.
6.3
Acceptance or Rejection. If within seven (7) calendar days after receipt of a proposed Change Order Elevance Health notifies Supplier in writing that it does not accept the Change Order, or fails to notify Supplier with respect to such Change Order, then such Change Order shall be deemed rejected, and Supplier shall take no further action with respect to it. If Elevance Health accepts Supplier’s Change Order within such timeframe by the express written approval and authorized signature of Elevance Health on such Change Order and the delivery of such Change Order back to Supplier before its revocation or by issuance of a purchase order by Elevance Health through Elevance Health’s Procurement Process Technology, then this Agreement and the applicable Statement of Work shall thereby be amended in accordance with such Change Order, and such Change Order shall be deemed adopted and incorporated therein.
6.4
No Changes by Supplier. Except as may be necessary on an emergency basis, no material changes, modifications or enhancements in Services shall be made without Elevance Health’s prior written consent, which shall be provided at its sole discretion, unless such change, modification or enhancement: (a) has no impact on the Services being provided by Supplier; (b) has no negative impact on the security of Elevance Health Data and Elevance Health’s systems; and (c) causes no increase in fees or other costs chargeable to Elevance Health hereunder. If an emergency arises which requires Supplier to make a change, modification or enhancement to the Services, Supplier shall notify Elevance Health thereof as soon as practicable.
7.
TERM; TERMINATION.

7.1
Agreement. The term of this Agreement shall begin on the Effective Date and shall end 3 years thereafter, unless earlier terminated in accordance with this Agreement (“Initial Term”). Upon expiration of the Initial Term, this Agreement will automatically renew for successive one (1) year terms (each an “Extension Term”, and collectively, the “Term”), unless either party provides the other with notice of its intent to terminate not later than 12 months prior to the expiration of the Initial Term or then-current Extension Term (as applicable). Upon expiration of the Term, any SOW(s) then in effect that have specified a term longer than the Term stated above shall continue to be subject to the terms and conditions contained in this Agreement.
7.2
Termination for Supplier’s Breach. Elevance Health, in its sole discretion, may suspend or terminate the entire Agreement or any and one or all Statements of Work (i) immediately upon if Supplier is in breach of Sections 9 (Security), or 10 (Confidentiality),; or (ii) upon thirty (30) days written notice and opportunity to cure in the event of a material breach by Supplier if Supplier has not remedied such breach within thirty (30) days of its receipt of written Notice from Elevance Health of such breach. .

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7.3
Termination for Elevance Health’s Breach. Subject to the following sentence, Supplier may terminate a SOW upon written notice in the event of a material breach of such SOW by Elevance Health or an Elevance Health Affiliate if Elevance Health or an Elevance Health Affiliate has not remedied such breach within thirty (30) days of its receipt of written notice from Supplier of such breach. Prior to issuing any notice of termination and within the thirty day cure period, Supplier shall escalate the matter to Elevance Health executives pursuant to the informal dispute resolution procedures set forth in Section 16 (Dispute Resolution).
7.4
Intentionally deleted.
7.5
Termination Due to Insolvency. Either Party may terminate this Agreement or any SOW immediately upon the occurrence of any of the following events with respect to the other Party: (a) the other Party becomes insolvent, generally unable to pay its debts as they become due, or makes an assignment for the benefit of its creditors or seeks relief under any bankruptcy, insolvency or debtor’s relief law; (b) if proceedings are commenced against the other Party under any bankruptcy, insolvency or debtor’s relief law, and such proceedings have not been vacated or set aside within sixty (60) days from the date of commencement thereof; (c) a receiver is appointed for the other Party or its material assets; or (d) if the other Party is liquidated, dissolved or ceases operations.
7.6
Termination Upon Change of Control of Supplier Involving Elevance Health Competitor. If a change in Control of Supplier occurs such that Supplier is Controlled by an Elevance Health Competitor, then Elevance Health may at its option, terminate this Agreement or any SOW, in whole or in part, by giving Supplier at least thirty (30) days’ prior written notice and designating a date upon which such termination will be effective. Any such notice must be given within six (6) months of Supplier’s provision of written notice to Elevance Health of such change in Control. For this purpose, “Control” and its derivatives means the legal, beneficial or equitable ownership, directly or indirectly, of at least fifty percent (50%) of the aggregate of all voting equity interests in an entity or equity interests having the right to at least fifty percent (50%) of the profits of Supplier or, in the event of dissolution, to at least fifty percent (50%) of the assets of an entity and, if Supplier is a partnership, also includes the holding by an entity of the position of sole general partner in Supplier.
7.7
Effect of Termination or Expiration. In the event that Elevance Health terminates a SOW for default pursuant to the terms contained in such SOW, Elevance Health may, in its sole discretion, simultaneously terminate other Statements of Work materially and adversely affected by such termination. Notwithstanding the foregoing, the termination of a particular SOW, or portion of a SOW, shall not result in the termination of the Agreement unless such termination explicitly provides for termination of the entire Agreement between the Parties. However, termination of the Agreement shall serve to terminate all Statements of Work unless such notice of termination specifies otherwise. All sections identified as surviving the termination of a SOW, as well as Sections 3.5 (Record Retention), 4 (Services), 8 (Intellectual Property Ownership), 9 (Security), 10 (Confidentiality), 13 (Indemnification), 14 (Limitation of Liability) and 16 (Dispute Resolution) inclusive, shall survive the expiration or termination of the Agreement. In the event of termination for any or no reason of any SOW, Elevance Health shall pay Supplier any undisputed Fees and/or expenses owed in accordance with such SOW up to the effective date of termination. If the Agreement includes Deliverables, Supplier shall promptly deliver such Deliverables, in whatever stage of completion, to Elevance Health. The return or destruction of Confidential Information upon termination is addressed in Section 10.5 below.

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8.
INTELLECTUAL PROPERTY OWNERSHIP.

8.1
8.2
Deliverables and Custom IP. Elevance Health shall be the sole and exclusive owner of all rights in the Deliverables and the Custom IP. To the extent permissible under applicable law, Deliverables and Custom IP will be considered work made for hire pursuant to the U.S. Copyright Act, 17 U.S.C. §§101 et seq., and any foreign equivalent thereof, however an inability to classify a Deliverable or Custom IP as a work made for hire pursuant to the Act shall not invalidate Elevance Health’s ownership thereof. Supplier hereby unconditionally and irrevocably conveys, transfers, delivers and assigns and agrees to unconditionally and irrevocably convey, transfer, deliver and assign to Elevance Health, and Elevance Health accepts and agrees to accept, Supplier’s entire right, title and interest worldwide in and to such Custom IP and Deliverables, including all patents, copyrights, trade secrets and other proprietary rights therein, free from any liens and encumbrances, effective immediately upon the authorship, conception, creation, discovery, or development thereof, together with all federal, state and provincial registrations, applications for registration and all renewals and extensions thereof (including any continuations, continuations-in-part, divisionals, reissues, substitutions and reexaminations), all goodwill associated therewith, and all benefits, privileges, causes of action and remedies relating to any of the foregoing, whether before or hereafter accrued (including the exclusive rights to apply for and maintain all such registrations, renewals and extensions, to sue for all past, present and future infringements or other violations of any rights relating thereto, and to settle and retain proceeds from any such actions).

8.2
Confirmation of Elevance Health’s Ownership of Custom IP.

Supplier further agrees, at no additional cost, to execute, or cause to be executed by its employees, agents, or subcontractors, standard assignments of IP rights and ancillary and confirmatory documents that may be reasonably required or appropriate so that title to any Deliverable or Custom IP shall be clearly and exclusively held by Elevance Health or any nominee thereof.

8.3
License; Waiver of Rights.

To the extent that any Deliverable or Custom IP or IP rights therein are not assignable or that, notwithstanding Section 8.2 (Confirmation of Elevance Health’s Ownership of Custom IP), Supplier for any reason retains any right, title, or interest therein, Supplier (i) unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Elevance Health or its Affiliates with respect to such rights, (ii) agrees, at Elevance Health’s request and expense, to consent to and join in any action to enforce such rights, and (iii) hereby grants to Elevance Health and its Affiliates a perpetual, irrevocable, fully paid-up, royalty-free, transferable, sublicensable (through multiple levels of sublicensees), exclusive, worldwide right and license under its IP rights to use, reproduce, distribute, display and perform (whether publicly or otherwise), prepare derivative works of and otherwise modify, make, sell, offer to sell, import and otherwise use and exploit (and have others exercise such rights on behalf of Elevance Health or its Affiliates) all or any portion of such Deliverable or Custom IP. The license granted herein shall commence on the Effective Date, and notwithstanding anything to the contrary contained in this Agreement, shall continue in perpetuity and without regard to the Term of this Agreement. Supplier hereby waives and quitclaims to Elevance Health and its Affiliates any and all claims, of any nature whatsoever, which Supplier now or may hereafter have for infringement of any Deliverable, Custom IP or IP rights therein assigned hereunder to Elevance Health.

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8.4
Supplier IP.

Supplier shall identify all Supplier IP to be incorporated into the Deliverables, if any, in each applicable Statement of Work. Subject to compliance with the terms and conditions of this Agreement, Supplier hereby grants to Elevance Health and its Affiliates a perpetual, irrevocable, fully paid-up, royalty free, transferable, sublicensable (through multiple levels of sublicensees), worldwide, non-exclusive right and license under its IP rights, to use, reproduce, distribute, display and perform (whether publicly or otherwise), make, import and otherwise use and exploit (and have others exercise such rights on behalf of Elevance Health or its Affiliates) the Supplier IP solely as incorporated into the Deliverables, for use in connection with the Deliverable in Elevance Health’s business or the business of any Elevance Health Affiliate (including its distribution of products or provision of services to third-parties). The license granted herein shall commence on the Effective Date and, notwithstanding anything to the contrary contained in this Agreement, shall continue in perpetuity and without regard to the Term of this Agreement.

8.5
Elevance Health IP.

Except as may otherwise be provided in a Statement of Work, Supplier shall only use the Elevance Health IP in the form provided by Elevance Health and solely in connection with this Agreement. Subject to Section 17.2 below, Elevance Health hereby grants to Supplier, solely for the performance of the Services and creation of the Deliverables a non-exclusive, non-transferable, non-sublicensable right to access, operate and use the Elevance Health IP. Upon expiration or termination of this Agreement for any reason, (i) the rights granted to Supplier, its agents and subcontractors, in this Section shall immediately revert to Elevance Health, and (ii) Supplier shall (a) deliver to Elevance Health, at no cost to Elevance Health, a current copy of all of the Elevance Health IP in the form in use as of the date of such expiration or termination, and (b) immediately cease use of, and completely destroy or erase all other copies of the Elevance Health IP in Supplier’s or its agents' or subcontractors' possession in any form, including electronic, hard copy, or other memory device, and at Elevance Health’s request, have its officers certify in writing that it has so ceased use of, destroyed or erased all copies of the Elevance Health IP and that it shall not make any further use of the Elevance Health IP.

8.6
Third-Party IP/Open Source Software.

Supplier shall not incorporate Third-Party IP in any Deliverable without obtaining Elevance Health’s prior written consent. To the extent any Third-Party IP is required to be so incorporated, Supplier shall identify all Third-Party IP embedded in Deliverables, if any, in each applicable Statement of Work. Such identification shall include, at a minimum, the following information: (i) the nature of the Third-Party IP; (ii) the owner of the Third-Party IP; (iii) Supplier’s authority to include the Third-Party IP in the Deliverables; and (iv) any restrictions or royalty terms applicable to the incorporation of the Third-Party IP in the Deliverables. All software a Party licenses from a third-party vendor will be and remain the property of such third-party or such third-party's licensors. If Elevance Health provides Supplier with access to or use of Third-Party IP licensed by Elevance Health from third-parties, Supplier shall be responsible for (a) complying with all applicable obligations under any third-party license agreements, and (b) treating all such Third-Party IP as Confidential Information of Elevance Health. Unless provided otherwise in a Statement of Work, Supplier shall obtain, at Supplier’s sole cost and expense, an irrevocable, fully paid-up, royalty-free, perpetual, worldwide, non-exclusive license for Elevance Health and Elevance Health’s agents and assigns, to use the Third-Party IP incorporated into the Deliverables. “Open Source Software (OSS)” means any software, programming or other IP that (a) contains or is derived in any manner (in whole or in part) from any software that is distributed as free software, open source software, shareware or under similar

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licensing or distribution models; and (b) is subject to any agreement with terms requiring that such IP be (i) disclosed or distributed in source code or object code form; (ii) licensed for the purpose of making derivative works; and/or (iii) freely redistributable without payment of compensation. OSS includes but is not limited to software licensed or distributed under any of the following licenses or distribution models: the GNU General Public License (GPL), Lesser General Public License (LGPL), Affero General Public License (AGPL), Apache License 2.0, BSD License, MIT License, Mozilla Public License 2.0, Eclipse Public License, Community Server License, Server Side Public License (SSPL) or any similar license. Supplier will not incorporate, integrate or bundle Open Source Software in or with any Deliverable, without Elevance Health’s prior written consent, and to the extent that Supplier uses Open Source Software in creating Deliverables, it shall ensure that such use does not grant, or purport to grant, to any third-party any IP rights in the Deliverables, and does not cause a Deliverable, or any part thereof to become subject to the terms of such Open Source software license.

8.7
Reservation of Rights.

Except as provided herein, each Party (and each Elevance Health Affiliate) reserves all rights in the Services, the Documentation, and all IP or any other rights in the foregoing, including but not limited to any and all modifications and derivative works. No implied licenses are granted. Nothing contained herein shall be construed as granting the other Party any ownership interest in its IP. Each Party shall endeavor to include, maintain, reproduce and perpetuate all notices or markings on all copies of all tangible media comprising each Party's IP or Confidential Information in the manner in which such notices or markings appear on such tangible media. Nothing in this Agreement waives or limits extra-contractual rights or remedies available to Elevance Health or its Affiliates to protect IP rights afforded Elevance Health under the law of any jurisdiction, including trademarks and service marks.

8.8
Waiver of Moral Rights.

Supplier hereby forever waives and agrees never to assert against Elevance Health, its Affiliates, their successors, or licensees any and all moral rights Supplier may have in the Custom IP, and any elements thereof, and any results or proceeds therefrom, even after expiration or termination of this Agreement, to the extent permitted by applicable law.

9.
SECURITY.

9.1
Supplier shall meet the Security requirements in this Section as well as the Security requirements in the Required Information Security Controls Exhibit, if included in the Agreement.

9.2
Limited Access. To the extent made accessible to Supplier, Supplier shall, at all times, limit access to Elevance Health Confidential Information to those employees or subcontractors that have an actual need to access such data for purposes of providing the Services. Prior to gaining access to Elevance Health Confidential Information, Supplier shall require all employees or subcontractors to comply with confidentiality and IP provisions no less stringent than the provisions set forth in this Agreement and, at Elevance Health’s request, have an Officer certify in writing it has done so.

9.3
Resource Roster Contractual Requirement. Upon written request, Supplier shall, at its own expense, provide to Elevance Health a complete, accurate and detailed record of all Supplier personnel and its subcontractors, who access or use Protected Health Information, Nonpublic Personal Financial or Payment Card Industry data in order to fulfil its obligations hereunder. Supplier shall electronically provide

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personnel information in a form reasonably required by Elevance Health upon request. The form shall include, but not be limited to, last name, first name, Elevance Health ID (if available), location and hire date.

9.4
Notification of Security Breaches. Supplier shall immediately, within [**], notify Elevance Health should it discover any breach of the security provisions set forth in this Agreement which results in access to PHI and will immediately coordinate with Elevance Health to investigate and remedy such breach(es) in a diligent and timely manner. Except as may be strictly required by Applicable Law, Supplier agrees that it will not inform any third-party of any such security breach, without Elevance Health’s prior written consent; however, if such disclosure is required by Applicable Law, Supplier agrees to work with Elevance Health, at no additional cost to Elevance Health, regarding the content of such disclosure so as to minimize any potential adverse impact upon Elevance Health and its members.

9.5
Access to Elevance Health Systems. If Supplier is given access, whether on-site or through remote facilities, to any Elevance Health computer or electronic data storage system, in order for Supplier to perform any of its obligations hereunder, Supplier shall limit such access and use solely to perform such Services or other obligations and will not attempt to access any computer system, electronic file, software or other electronic services other than those specifically required to perform the Services or other obligations. Supplier shall limit such access to those of its personnel with an express requirement to have such access in connection with this Agreement or the applicable SOW, shall advise Elevance Health in writing of the name of each such personnel who will be granted such access (and identifying whether each is an employee or subcontractor of Supplier), and shall comply with any security policies Elevance Health may promulgate from time to time relating to use of Elevance Health electronic resources and systems. All user identification numbers and passwords disclosed to Supplier and any information obtained by Supplier as a result of Supplier’s access to, and use of, Elevance Health computer and electronic storage systems shall be deemed to be, and shall be treated as Elevance Health Confidential Information. Supplier shall cooperate with Elevance Health in the investigation of any apparent unauthorized access by Supplier to Elevance Health computer or electronic data storage systems or unauthorized release of Elevance Health Confidential Information by Supplier. Supplier’s access shall be subject to such other business control and information protection policies, standards, and guidelines as may be provided to Supplier by Elevance Health from time to time and in Exhibit A (Required Information Security Controls) if made part of this Agreement. Any other use by Supplier of any other Elevance Health assets or property or systems is strictly prohibited. Supplier warrants and agrees that its personnel will not remotely access Elevance Health’s system from a networked computer unless the access is accomplished via multi-factor authentication and a connection with Approved Encryption and unless the network is protected from all third party networks by a firewall or equivalent technology that is maintained with all patches up to date by a 7x24 administrative staff. Said firewall must be certified by the International Computer Security Association (ICSA) (or an equivalent certification as mutually agreed by the Parties).

10.
CONFIDENTIALITY.

10.1
HIPAA, Medicare, FEP, Medicaid. The provisions set forth in this Section 10 are in addition to and not in lieu of any confidentiality, privacy, security and other requirements imposed on Supplier in the Exhibits that form part of this Agreement. Notwithstanding anything to the contrary, in the event a BAA is not included with this Agreement or otherwise in place between the Parties, and Supplier is engaged for services that include the potential for access to PHI, Supplier must enter into a BAA acceptable to Elevance Health prior to performing such services. In the event the BAA is not signed by

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Supplier, Elevance Health may withhold payment for such services and/or suspend or terminate such services without penalty or termination fees.

10.2
Confidential Information.

10.2.1
During the Term, a Party (the “Receiving Party”) may be exposed to or acquire information regarding the business, projects, operations, finances, activities, affairs, research, development, products, technology, technology architecture, business models, business plans, business processes, marketing and sales plans, customers, finances, personnel data, health plan rating and reimbursement formulas, computer hardware and software, computer systems and programs, processing techniques and generated outputs, intellectual property, procurement processes or strategies or suppliers of the other Party or their respective directors, officers, employees, agents or clients (collectively, the “Disclosing Party”), including, without limitation, any idea, proposal, plan, procedure, technique, formula, technology, or method of operation (collectively, “Confidential Information”). With respect to Elevance Health only, Confidential Information shall include all Elevance Health Data and all Confidential Information of Elevance Health Affiliates.

10.2.2
Confidential Information shall not include any information that the Receiving Party can demonstrate: (i) was in the public domain at the time of disclosure to the Receiving Party; (ii) was published or otherwise became part of the public domain after disclosure to the Receiving Party through no fault of the Receiving Party; (iii) was previously disclosed to the Receiving Party without a breach of duty owed to the Disclosing Party by a third-party who had a lawful right to such information; or (iv) was independently developed by the Receiving Party without reference to Confidential Information of the Disclosing Party.

10.2.3
In addition, either Party may disclose Confidential Information to the extent disclosure is based on the good faith opinion of such Party’s legal counsel that disclosure is required by law or by order of a court or governmental agency; provided that, the Party that is the recipient of such Confidential Information shall give prompt notice to the Disclosing Party, use all commercially reasonable efforts to maintain the confidentiality of the Confidential Information, and cooperate with the owner of such Confidential Information, in efforts to protect the confidentiality of such Confidential Information by an appropriate protective order. The owner of such Confidential Information reserves the right to obtain a protective order or otherwise protect the confidentiality of such Confidential Information. Each Party shall be responsible for its own costs with respect to the performance of its obligations under this Section. Either Party may disclose the existence of this Agreement and the terms of this Agreement to the extent required to enforce its terms or the rights of such Party hereunder or to comply with its legal obligations (but in the event either Party files this Agreement or portions thereof with any public agency it shall redact sensitive portions hereof, to the mutual written agreement of the other Party, which agreement shall not be unreasonably withheld or delayed).

10.2.4
Elevance Health Non-Disclosable Information. With respect to Elevance Health only, Confidential Information shall also include the following: (i) PHI and NPFI; (ii) other medical information and personal information regarding Elevance Health’s or its Affiliates’ health plan members, employees, or medical or hospital service providers; (iii) other information that Elevance Health or its Affiliates are required by law, regulation or company policy to maintain as confidential; (iv) other financial information concerning Elevance Health’s or its Affiliates’ health plan members, employer groups and other health plan groups or medical or hospital service providers that is disseminated by Elevance Health or its Affiliates internally for staff use; (v) personnel and payroll records, patient accounting and billing

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records, and information contained in those records; (vi) Elevance Health’s or its Affiliates’ trade secrets; and (vii) information that could aid others to commit fraud, sabotage or otherwise misuse Elevance Health’s or its Affiliates’ products or services or damage their business, including without limitation Exhibit A attached hereto and other Elevance Health security policies (collectively, the “Elevance Health Non-Disclosable Information”). Due to the sensitive nature of the Elevance Health Non-Disclosable Information and due to Elevance Health’s obligations to maintain the privacy of its customers and providers, notwithstanding anything to the contrary herein, Elevance Health Non-Disclosable Information (a) shall at all times remain confidential and shall not be subject to exceptions, except as set forth in Exhibit B, BAA; ; and (b) Elevance Health may request return or destruction at any time.

10.3
General Obligations. Each Party agrees to hold the Confidential Information of the other Party in strict confidence, to use such information solely in the course of performing its obligations hereunder, make no attempt to reconstitute or re-identify any redacted information in Elevance Health Data, and to make no disclosure of such information except as authorized in accordance with the terms of this Agreement. To the extent a Party may be exposed to the Confidential Information of a third party (for example, because Supplier may be maintaining Elevance Health systems on which third party software is loaded), the Parties agree to accord such third party Confidential Information the same protections accorded a Party’s Confidential Information hereunder. A Party may disclose Confidential Information to its personnel and the personnel of its subcontractors who have an absolute need to know such Confidential Information in order to fulfill its obligations hereunder and who have previously executed a written confidentiality agreement imposing confidentiality obligations no less restrictive than those applicable hereunder. In addition, either Party may disclose Confidential Information of the other Party to third party professional advisors (including accountants, auditors, attorneys, financial or other advisors) which are acting solely for the Party’s benefit and on such Party’s behalf, provided: (i) such professional advisors have previously executed a written confidentiality agreement imposing confidentiality obligations no less restrictive than those applicable hereunder or are bound by fiduciary obligations of confidentiality; (ii) such professional advisors have a need to know such information in order to provide advice or services to the disclosing Party and agree to use the disclosing Party’s Confidential Information solely for the purpose of providing such advice or services; and (iii) such professional advisors agree not to disclose the Confidential Information to any other Party without the disclosing Party’s prior written consent. Each Party shall be primarily responsible and liable for any confidentiality breaches by its personnel and the personnel of its subcontractors. Each Party shall immediately advise the other Party of any violation of the terms of this Section 10, and shall reasonably cooperate with the Disclosing Party in relation thereto.

10.4
Continuing Obligations. A Party’s obligation to maintain the confidentiality of Confidential Information shall remain in force until information falls within one of the exceptions noted in Section 10.2.2. Supplier’s obligation to maintain the confidentiality of Elevance Health Non-Disclosable Information shall neither terminate nor expire.

10.5
Return of Confidential Information. Promptly upon expiration or termination of the entire Agreement or of a SOW (with regard to the Confidential Information disclosed under the Agreement or through such Agreement or SOW, as the case may be), the Receiving Party shall promptly, at the Disclosing Party’s option, either return or destroy all (or, if the Disclosing Party so requests, any part) of the Confidential Information, and all copies, summaries and redactions thereof and other materials containing such Confidential Information, including deletion from such Party’s files and systems, and the Receiving Party shall certify in writing its compliance with the foregoing. Notwithstanding the foregoing, except for PHI or NPFI (which shall be promptly returned or destroyed), each Party may, subject to the obligations of confidentiality as described in this Section 10, retain (i) one (1) copy of the other Party’s Confidential

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Information for archival purposes only, but such retained Confidential Information shall only be accessed by the retaining Party on a limited need basis to, for example, defend a claim by the other Party or for auditing purposes and (ii) reasonable archival records of payments, invoices and similar information for tax compliance, regulatory compliance, accounting, audit or similar purposes but only for the period of time required by this Agreement or Applicable Law; in each instance, all such retained Confidential Information shall remain the Confidential Information of the Disclosing Party and shall be subject to all of the restrictions contained in this Agreement.

10.6
Injunctive Relief. Each Party acknowledges that in the event of a breach of this Section 10 damages may not be an adequate remedy and the Disclosing Party may be entitled to seek, in addition to any other rights and remedies available under the Agreement or at law or in equity, injunctive relief to restrain any such breach, threatened or actual, without proof of irreparable injury and without the necessity of posting bond even if otherwise normally required.

11.
INSURANCE.

11.1
Minimum Requirements. The Supplier shall, at all times during the term of this Agreement keep in force with insurers with an A.M. Best rating of A- or better:

i.
Commercial General Liability insurance with a limit of not less than $[**] per occurrence and $[**] in the aggregate naming Elevance Health as an additional insured and containing a waiver of subrogation;

ii.
If applicable to services provided, Automobile Liability insurance with a minimum $[**] per occurrence combined single limit for owned, non-owned and hired automobiles;

iii.
Workers’ Compensation coverage with statutory limits and employers liability insurance, containing a waiver of subrogation with respect to Elevance Health for workers’ compensation when applicable and permitted by law; unless, if Supplier is a sole proprietor, and is not, pursuant to applicable laws, statutes, rules or regulations required to required workers’ compensation;

iv.
Medical malpractice insurance, applicable to the industry or specialty with a minimum $[**] limit for each wrongful act and aggregate of not less than $[**] if professional services are being rendered. In the event of cancellation of the professional liability insurance policy, an extended reporting period endorsement (“tail policy”) is required for the term of at least one year in the amount of not less than the same limits above;

v.
Commercial Crime/Employee Dishonesty with a limit of not less than $[**].

vi.
If applicable to services provided (subject to the provisions below), Cyber, Network Security and Privacy liability, Technology Professional Liability or similar coverage for liabilities arising from errors, omissions, or negligent acts in rendering or failing to render computer or information technology services, telecommunications services and technology products with a minimum of not less than $[**].

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vii.
Umbrella Liability Coverage with a minimum of not less than $[**].

viii.
The coverage amounts for (i), (ii) and (iii) may be met in part by an appropriate umbrella or excess liability policy.

11.2
Subcontractors to be Insured. Supplier is solely responsible and liable for its subcontractors and any actions or inactions, damages or injuries by or to its subcontractors.
11.3
Proof of Insurance; Notice of Cancellation. Supplier shall, prior to execution of this Agreement and any other time upon Elevance Health’s written request for same, provide to Elevance Health certificates of insurance evidencing that the coverages required under this Agreement are maintained and in force. In addition, Supplier will use reasonable efforts to give thirty (30) days prior written notice to Elevance Health prior to cancellation or non-renewal of any of the policies providing such coverage; provided, however that Supplier shall not be obligated to provide such notice if, concurrently with such cancellation or non-renewal, Supplier provides self-insurance coverage as described below or obtains coverage from another insurer meeting the requirements described above. The furnishing of acceptable evidence of insurance does not relieve Supplier from any liability or obligation for which it is otherwise responsible to Elevance Health. The limits of insurance or applicable deductibles will not limit the liability of Supplier nor relieve Supplier of any liability or financial responsibility. The failure of Supplier to purchase or maintain such insurance coverages, or the failure of Supplier to provide, or of Elevance Health to request, a copy of the certificates evidencing such coverages will not be considered or construed as a waiver by Elevance Health of the requirement that Supplier maintains such coverages, which such requirement will be continuing, and Supplier remains liable for all injuries and/or damages in accordance with the terms of this Agreement. Failure to maintain the required insurance coverage shall be deemed a material breach of the Agreement by Supplier.

11.4
Supplier Right to Self-insure Coverage. Notwithstanding the foregoing, Supplier reserves the right to self-insure coverage, in whole or in part, in the amounts and categories designated above, in lieu of Supplier’s obligations to maintain insurance as set forth above, at any time. Promptly upon Elevance Health’s written request for same, Supplier shall provide evidence of all self-insured coverages required under this Agreement.

12.
REPRESENTATIONS, WARRANTIES, AND COVENANTS.

12.1
General Warranties of Both Parties

12.1.1
Compliance with Laws. Each Party shall at all times comply with all Applicable Laws in the performance of this Agreement.

12.1.2
Existence. Each Party is duly organized and existing and is in good standing and is qualified to do business under the laws of any jurisdiction where the ownership of assets or conduct of its business require it to be so qualified, and each Party possesses any and all licenses and/or governmental approvals required to perform the Services and/or to provide the Supplier-Provided Materials contemplated by this Agreement, and is qualified to perform such Services and/or provide such Supplier-Provided Materials.

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12.1.3
Duly Authorized. Each Party’s execution, delivery and performance of this Agreement has been duly authorized by all appropriate corporate action and this Agreement constitutes a valid, binding and enforceable obligation.

12.2
Supplier’s Representations, Warranties, and Covenants. Supplier hereby represents, warrants and covenants:

12.2.1
No Conflict. Neither the execution, delivery, nor performance of this Agreement will conflict with or violate any other agreement, license, contract, instrument or other commitment or arrangement to which Supplier is bound.

12.2.2
No litigation. As of the Effective Date, Supplier knows of no material threat of litigation that will affect the performance of its obligations hereunder.

12.2.3
Performance. At all times during the Term, each of Supplier’s personnel assigned to perform Services or any other obligations under the Agreement shall have the proper skill, training and background so as to be able to perform the Services required to be performed by it hereunder and will perform such Services in a timely, good, workmanlike manner in accordance with high industry standards for such Services. At a minimum, Supplier will maintain staffing levels and continuity of personnel consistent with its obligations to perform Services hereunder and in the event of a delay or other problem, Supplier will train and staff additional personnel as needed. For clarity and notwithstanding anything else set forth herein, Elevance Health will report any non-conformity with the foregoing warranty to Supplier within ten (10) days after the date on which such failure first occurs. If Supplier fails to remedy a non-conformity within thirty (30) days of such notice, then Supplier’s entire liability and Elevance Health’s sole and exclusive remedy for such failure, shall be for Elevance Health to terminate the applicable SOW by written notice to Vendor and receive a pro rata refund of any prepaid fees.

12.2.4
Supplier’s Employees. Supplier shall perform all obligations of an employer with respect to all personnel hired by Supplier in connection with any Services to be performed, including, but not limited to the withholding and reporting of contributions, insurance deductions and applicable taxes (including payroll and unemployment insurance taxes) required by Applicable Law.

12.2.5
Continuity of Key Personnel. Key personnel, if so specified in a SOW, shall be assigned pursuant to such SOW and should any such key personnel be unable to perform his or her obligations for any reason, Supplier shall replace such personnel as quickly as possible.

12.2.6
No Material Defects; Conformity with and Completeness of Documentation. Any Services and/or Supplier-Provided Materials shall be free from material errors or other defects; shall function consistent with its intended use as may be described in written documentation between the Parties; and shall comply in all material respects to all written specifications applicable thereto for a period of one (1) year after conclusion of any Final Acceptance Period. The Documentation and other materials describing the Services and/or Supplier-Provided Materials hereunder completely and accurately reflect their operation and functionality. If the Services and/or Supplier-Provided Materials include a service or product from a third party and that third party provides a warranty, Supplier shall, to the extent permitted by its agreement with such third party, also assign all rights under the third party warranty to Elevance Health.

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12.2.7
All Rights; No infringement. Supplier has all rights and authorizations necessary to perform any Services and/or use or provide any Supplier-Provided Materials for Elevance Health’s use and enjoyment as contemplated herein; and that unless otherwise specified in a SOW or attachment thereto, Supplier shall deliver all Deliverables and/or other Supplier-Provided Materials to Elevance Health free and clear of any liens, claims, charges or encumbrances; and that Supplier has proper title in all Deliverables and/or other Supplier-Provided Materials for which ownership is to be transferred to Elevance Health Further, if applicable, Supplier shall pass through to Elevance Health any product and third party end-user warranties and indemnities relating to the Deliverables. To the extent Supplier is not permitted to so pass-through, Supplier agrees to enforce such warranties and indemnities on behalf of Elevance Health. All Supplier-Provided Materials, and all elements thereof to be provided by Supplier, if any, unless provided by Elevance Health, and any Services performed by Supplier, will not violate, misappropriate or infringe upon any patent, copyright, trademark, trade secret, or other intellectual, contractual, proprietary, employment, or confidentiality right of a third party; as of the Effective Date, there are no claims of any third party against Supplier relating to any IP that is the subject of, to be provided under, or to be used directly or indirectly pursuant to this Agreement. For clarity and notwithstanding anything else set forth herein, the Parties agree that Elevance Health’s sole remedy in the event of a breach of the warranties set forth above in Section 12.27 shall be to invoke the Supplier indemnification provisions set forth herein.

12.2.8
No Disabling Devices. All Supplier-Provided Materials and/or Services provided by Supplier do not, and will not when delivered or provided, contain any computer code designed to disrupt, disable, harm, or otherwise impede in any manner the operation thereof, or any other associated software, firmware, hardware, computer system or network (sometimes referred to as “viruses” or “worms”) and Supplier has taken reasonable steps to test for, and has found no such, viruses or worms Supplier shall use commercially reasonable efforts to not allow unauthorized traffic to pass into Elevance Health’s networks. Supplier agrees that in the event of any dispute with Elevance Health regarding an alleged breach of this Agreement or for any other reason, Supplier will not use any type of electronic means to prevent or interfere with Elevance Health’s use of any system or Deliverable created for Elevance Health under this Agreement or any SOW without first obtaining a valid court order authorizing same. Elevance Health shall be given proper notice and an opportunity to be heard in connection with any request for such a court order. Supplier understands that a breach of this provision could foreseeably cause substantial harm to Elevance Health and to numerous third parties having business relationships with Elevance Health. No limitation of liability shall apply to a breach of this paragraph.

12.2.9
Alpha/Beta Site. Supplier shall not use Elevance Health as an alpha or beta site for any Supplier-Provided Materials or Services to be provided, if any, without the prior written consent of Elevance Health.

12.2.10
Government Programs; Ineligible Persons. Supplier represents and warrants that neither Supplier nor its employees, subcontractors or agents providing Services or Supplier-Provided Materials under this Agreement has been, nor shall be during the term of this Agreement (i) excluded from participation in the Medicare, Medicaid and/or any state health care program; (ii) listed on any General Services Administration List of parties Excluded from Federal Procurement and Non-procurement Programs; (iii) sanctioned by the United States Department of Health and Human Services, Centers for Medicare and Medicaid Services, Office of Inspector General, or any other federal agency; or (iv) under a corporate integrity agreement with the United States Department of Health and Human Services, Office of Inspector General, or any other federal agency. In the event Supplier or any employees, subcontractors or agents thereof becomes an ineligible person after entering into this Agreement or otherwise fails to disclose

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its ineligible person status, Supplier has an obligation to (i) immediately notify Elevance Health of Supplier’s status as an ineligible person and (ii) within ten (10) days of Supplier becoming aware of such occurrence, Supplier will remove such individual from responsibility for, or involvement with, Supplier’s business operations related to the federal government healthcare contracts. Elevance Health shall have the right to immediately terminate this Agreement or applicable SOW in the event it receives notification of the Supplier’s ineligible person status. Supplier shall comply with the rules set forth by the Office of Foreign Assets Control of the United States Department of Treasury.

12.2.11
Criminal Convictions. Neither Supplier nor its employees, subcontractors or agents has been, nor shall be during the Term, convicted of a criminal offense related to the delivery of an item or service under Medicare, Medicaid and/or under any state health care program.

12.2.12
Open Source Software/Embedded Software. Any Third-Party IP, including both OSS and non-OSS third-party software components, provided by Supplier to Elevance Health shall be considered “Embedded Software” and subject to all warranties, indemnities and other requirements of this Agreement, including scope of license, maintenance and support. Supplier’s obligations under Sections 8.1 (Deliverables and Custom IP) and (License) do not apply to the OSS for which (1) Supplier has specifically identified in the Statement of Work; (2) Elevance Health has provided written approval for use of same; and (3) Supplier has sufficient rights to provide and Elevance Health has sufficient rights to use under the terms of the relevant license.

12.2.13
Compliance with Applicable Laws. Supplier shall perform its obligations hereunder in accordance with all Applicable Law, and shall be responsible for obtaining all licenses, authorizations, permits and the like required by Applicable Laws and regulations and for timely assessing, reporting and remitting any applicable sales or use taxes assessed by a government authority with respect to the Services and/or Supplier-Provided Materials, and any fees, costs or expenses incurred by Supplier shall be borne solely by Supplier. Supplier shall be solely responsible for any fines, interest and penalties imposed on Supplier or Elevance Health resulting from Supplier’s failure to comply with any such Applicable Laws and regulations and Supplier shall indemnify, protect and defend Elevance Health therefrom.

12.2.14
Location of Work. Supplier warrants that all Services shall be performed in the United States, unless Elevance Health otherwise consents.

12.2.15
Compliance with Foreign Corrupt Practices Act.
12.2.15.1
Acknowledgement. The FCPA makes it unlawful for a U.S. Company, U.S. citizens, or anyone acting on a U.S. company's behalf (including certain foreign subsidiaries of U.S, companies) to offer, pay, promise or authorize to pay any money, gift or any other items of value directly or indirectly to any Foreign Official with the intent of causing the Foreign Official to misuse such official's position to obtain or retain business for the U.S. company or one of its subsidiaries or affiliates. Under the FCPA, the term Foreign Official is broadly defined to include not only traditional government officials and those employed by government agencies, departments, or ministries, but also employees of companies which are owned or controlled by the state. To obtain or retain business has also been construed broadly to mean other discretionary decisions of government officials, even if they do not relate directly to purchasing decisions. Supplier acknowledges and confirms its understanding of the FCPA, and its receipt of a copy of the FCPA, and agrees to comply with those provisions and not to take or fail to take any action that might in any way cause Supplier or Elevance

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Health to be in violation of the FCPA, or any other applicable anti-bribery laws (including the U.S. Travel Act).
12.2.15.2
Representations, Warranties and Covenants of Supplier. Supplier makes the following representations and warranties to Elevance Health, and covenants and agrees as follows:
12.2.15.2.1
Public and Commercial Bribery Representations, Warranties and Covenants of Supplier. Supplier hereby represents, warrants and covenants to Elevance Health that it has not, and covenants and agrees that it will not, in connection with the transactions contemplated by the Agreement or in connection with any other business transactions involving Elevance Health, make or promise to make any payment or transfer of any item of value, directly or indirectly to any Foreign Official with the intent of causing the Foreign Official to misuse such official's position to obtain or retain business for Elevance Health or one of its subsidiaries or affiliates. In addition, Supplier will not provide any gifts or business entertainment to a Foreign Official on behalf of Elevance Health, or in connection to any business transactions involving Elevance Health, without the written pre-approval by Elevance Health’s Chief Compliance Officer and Chief Accounting Officer (or their designees). It is the intent of the parties that no payments or transfers of value shall be made which have the purpose or effect of public or commercial bribery, acceptance of or acquiescence in extortion, kickbacks or other unlawful or improper means of obtaining business.
12.2.15.2.2
Intentionally left blank.
12.2.15.2.3
Supplier Compliance Procedures Acknowledgement. Supplier agrees (i) any payments to Supplier by Elevance Health under the Agreement shall be made by check or wire transfer only, directly to Supplier or to a bank account in Supplier’s name, and no requests for cash payments or other payments in non-bearer form shall be accepted; (ii) any payments to Supplier by Elevance Health shall be made in the country where Supplier is to perform its duties under the Agreement or in the United States; (iii) Supplier agrees that its books and records showing expenses incurred pursuant to this Agreement shall reflect the purpose for which each expenditure was made and for whose benefit the expenditure was made and that there will be written records of each and every service that Supplier performs for Elevance Health or on Elevance Health's behalf; (iv) Supplier shall retain accurate, detailed records of, and permit Elevance Health to review upon written request, any expenses or costs of Supplier which Elevance Health is required to reimburse under the Agreement, including any training-related expenses; and (v) the terms of the Agreement may be disclosed to government agencies and other persons with a legitimate need for such information, including, but not limited to, the U.S. Department of Justice.
12.2.15.3
Supplier acknowledges and confirms its understanding of the FCPA, and its receipt of a copy of the FCPA, and agrees to comply with those provisions and not to take or fail to take any action that might in any way cause Supplier or Elevance Health to be in violation of the FCPA, or any other applicable anti-bribery laws (including the U.S. Travel Act).

12.2.15.4
Elevance Health's Rights upon an FCPA Default. In the event that Supplier has acted in any way that may subject Elevance Health or any of its affiliates to liability under the FCPA, Elevance Health shall have the unilateral right, exercisable immediately upon written notice to Supplier, to terminate the Agreement, subject to the provisions of Section 7 (Term; Termination) of the Agreement.

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12.2.16
Affordable Care Act Compliance

12.2.16.1
For purposes of Section 4980H of the Internal Revenue Code of 1986, as amended (“Code”), Supplier agrees and confirms that Supplier, and not Elevance Health, is the common-law employer of each Supplier personnel. Accordingly, the Supplier is responsible for complying with the requirements of Section 4980H of the Code, and the regulations promulgated thereunder with respect to each Supplier personnel, including, without limitation, the obligation to offer “Compliant Coverage” (as hereafter defined) on behalf of Elevance Health in accordance with Treas. Reg. § 54.4980H-4(b)(2). As such, the Parties acknowledge and agree that the fee paid by Elevance Health to Supplier is higher than the fee that Elevance Health would otherwise pay the Supplier if the Supplier personnel did not enroll in such Compliant Coverage. For purposes of this Agreement, “Compliant Coverage” means coverage under an “eligible employer-sponsored plan” under Code Section 5000A(f)(2) and applicable regulations and guidance thereunder sponsored by Supplier which, with respect to the individual covered by such coverage, as applicable, (i) provides “minimum essential coverage” as defined in Code Section 5000A(f)(1); and (ii) satisfies the terms of Code Section 36B(c)(2)(C)(i) (coverage must be affordable) and Code Section 36B(c)(2)(C)(ii) (coverage must provide minimum value).

12.2.16.2
For each calendar month covered by this Agreement, Supplier shall provide each Supplier personnel who is a “full-time employee,” as defined in Code Section 4980H(c)(4), the opportunity to enroll himself/herself, and his/her “Dependent(s)” (as defined under applicable regulations and guidance under Code Section 4980H) in Compliant Coverage. Supplier, and not Elevance Health, shall be responsible for determining whether any Supplier personnel is a full-time employee under Code Section 4980H(c)(4), which determination shall be made in accordance with a method for determining whether an employee is a full-time employee described in applicable regulations or guidance issued under Code Section 4980H. The obligation to provide Compliant Coverage under this subsection applies even to those employees who Supplier determines are not full-time employees, but who are later determined by the Internal Revenue Service, a court or other governmental authority to be full-time employees under Code Section 4980H(c)(4).

12.2.16.3
Supplier’s obligations under Section 12.2.17.2 above are absolute and are not dependent on whether Supplier would be subject to a “Penalty” (as hereafter defined) if Supplier personnel enrolled in a qualified health plan with respect to which an applicable premium tax credit or cost-sharing reduction is allowed or paid with respect to the Supplier personnel. By way of illustration and not limitation, Supplier shall, for example, be obligated under Section 12.2.17.2 to offer any Supplier personnel the opportunity to enroll in Compliant Coverage regardless of whether Supplier is, in fact, an “applicable large employer” with respect to such Supplier personnel or whether Supplier has determined that, if Supplier failed to offer Compliant Coverage to an Supplier personnel for any reason, such as offering Compliant Coverage to at least 95% of its other full-time employees, Supplier would not be subject to a Penalty. For purposes of this Agreement, “Penalty” means an assessable payment described in Code Section 4980H(a) or Code Section 4980H(b).

12.2.16.4
At least annually, or with such other frequency as reasonably requested by Elevance Health, Supplier shall certify to Elevance Health its compliance with the terms of this Section 12.2.17.

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12.2.17
Outbound Telecommunications Requirements
12.2.17.1
Supplier shall comply with all applicable telecommunication laws and regulations including, without limitation, the Telephone Consumer Protection Act (47 USC 227), and the rules, and regulations and guidance promulgated thereunder issued by the Federal Communications Commission (47 CFR Parts 64 and 68); the Telemarketing and Consumer Fraud and Abuse Prevention Act (15 USC 6101-8) as implemented by the Telemarketing Sales Rule issued by the Federal Trade Commission (16 CFR Part 310); and all state laws, rules, regulations and (for Medicaid) state contract provisions that apply to outbound health related telephone contact, including text or SMS messages sent to wireless numbers, and outbound telemarketing telephone contact, including text or SMS messages sent to landline or wireless numbers with Covered Individuals, potential members, and providers.
12.2.17.2
Further, Supplier is subject to Elevance Health’s VENDOR GUIDELINES FOR TCPA (the “Guidelines”), applicable to all vendors. The Guidelines are designed to ensure that Elevance Health’s outbound telephone contacts with Covered Individuals or potential members, including text or SMS messages, comply with the law and also meet Elevance Health’s quality standards. To the extent the Guidelines conflicts with terms of this agreement, the Guidelines shall govern.
12.2.17.3
In accordance with Elevance Health’s record retention obligations, Supplier is responsible for retaining records, including but not limited to call logs and recordings, in accordance with Supplier’s record retention policy, applicable to all vendors..
12.2.17.4
Supplier shall comply with the Guidelines existing as of the Effective Date and shall take all necessary steps to remain compliant with the Guidelines as they are amended and revised from time to time
12.2.18
Accessibility Standards. To the extent that Supplier is providing development, design and/or maintenance of any electronic and information technology, including, without limitation, any consumer facing web and mobile experiences, or facilitating the production of documents or content intended for electronic use, Supplier shall utilize commercially reasonable efforts to ensure that all such documents, electronic content and information technology meets, to the extent possible, the accessibility requirements set forth in Section 508 of the Rehabilitation Act (29 USC 794(d)), the related Technical Standards issued by the Architectural and Transportation Barriers Compliance Board (aka the “Access Board”), success level AA or higher of the most current Web Content Accessibility Guidelines issued by the Worldwide Web Consortium, and any other federal or state law which requires specific design elements to accommodate disabled individuals.
12.2.19
Covered Telecommunications Equipment or Services Representation. As used in this provision, “covered telecommunications equipment or services” has the meaning provided in Federal Acquisition Regulation 52.204-25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. Supplier shall review the list of excluded parties in the System for Award Management (SAM) (https://www.sam.gov) for entities excluded from receiving federal awards for “covered telecommunications equipment or services. Supplier represents that it does not provide covered telecommunications equipment or services as a part of its offered products or services to the Government in the performance of Services hereunder.

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12.2.20
Certain Employment Obligations. Supplier agrees to comply with the following federal regulations, as applicable: Supplier shall abide by the requirements of 41 CFR §§ 60-1.4(a), 60-300.5(a) and 60-741.5(a). These regulations prohibit discrimination against qualified individuals based on their status as protected veterans or individuals with disabilities, and prohibit discrimination against all individuals based on their race, color, religion, sex, or national origin. Moreover, these regulations require that covered prime contractors and subcontractors take affirmative action to employ and advance in employment individuals without regard to race, color, religion, sex, national origin, protected veteran status or disability.
12.2.21
Certification of Compliance. Upon written request by Elevance Health, Supplier shall provide Elevance Health with reasonable assurances of Supplier’s compliance with the terms of this Agreement and any Exhibit(s). Reasonable assurances may include, but are not limited to, Supplier’s signed certification of such compliance, as it applies to certain requirements, and/or the Agreement or Exhibit(s) generally.

12.3
Disclaimer. SUPPLIER DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT IN RESPECT OF THE SERVICES. EXCEPT AS SET FORTH IN THIS SECTION 12, SUPPLIER PROVIDES THE SERVICES TO ELEVANCE HEALTH “AS IS”, WITH NO OTHER WARRANTIES WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF THE TRADE. SUPPLIER DOES NOT WARRANT THE SERVICES WILL BE ERROR-FREE OR PROVIDED (OR BE AVAILABLE) WITHOUT INTERRUPTION OR WITH CONTINUOUS ACCESS. Supplier will have no obligation to Elevance Health under the warranties, or otherwise, if the failure of the Services to meet such warranties can be attributable to causes that are not the responsibility of Supplier.

13.
INDEMNIFICATION.

13.1
(a) Supplier’s Indemnities. Supplier shall indemnify, defend and hold harmless Elevance Health and its Affiliates, and their respective successors and assigns (and its and their respective officers, directors, employees, sublicensees, customers and agents) from and against any third party claims, based upon (i) any claim that any portion of the Supplier-Provided Materials and/or Services, as applicable, provided by Supplier to Elevance Health pursuant to this Agreement, infringes, misappropriates or violates any IP right of any person or entity; (ii) a breach of Supplier’s representations and warranties; (iii) the failure by Supplier to comply with applicable governmental laws or regulations; (iv) a breach of Supplier’s obligations with regard to PHI and NPFI including as set forth in Section 10 (Confidentiality) and Exhibit B (BAA) if attached to this Agreement, (v) a breach of Supplier’s obligations under Exhibits C (Commercial Item), D (Medicare), E (State Medicaid) and/or G (Qualified Health Plan) if attached to this Agreement, (vi) a breach of Supplier’s security or confidentiality obligations as set forth in Section 9 (Security), Exhibit A (RISC) if attached to this Agreement, Section 10 (Confidentiality) or elsewhere in this Agreement; (vii) any act, omission, gross negligence or willful misconduct on the part of Supplier, its personnel, subcontractors, and/or agents, resulting in personal injury, death, or damage to property; (viii) taxes paid by Elevance Health to Supplier (including any penalties and interest arising from any failure of Supplier to timely report and remit such tax); (ix) any claim of a Supplier subcontractor against Elevance Health related to Supplier Services under this Agreement; and (x) any act or conduct by a subcontractor based on a claim

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falling within the foregoing categories (i) through (ix), inclusive. This indemnification by Supplier shall survive the termination of this Agreement.

(b) Elevance Health’s Indemnities. Elevance Health shall indemnify, defend and hold harmless Supplier and its successors and permitted assigns (and its and their respective officers, directors, employees,) from and against any third party claims, based upon (i) Elevance Health’s failure to perform or negligent performance of its obligations under this Agreement, and/or (ii) Elevance Health’s violation of any law, statute, ordinance, order, standard of care, rule or regulation and/or (iii) Elevance Health’s breach of any promise, agreement or representation made in this Agreement. This indemnification by Elevance Health shall survive the termination of this Agreement.

13.2
Notice and Participation. The indemnified Party may, at its own expense, assist in the defense of any indemnifiable claim described in this Section 13 if it so chooses, provided that indemnifying Party shall control such defense and all negotiations relative to the settlement of any such claim and the actual settlement of such claim as long as such settlement expressly and unconditionally releases the indemnified party from all liabilities and obligations with respect to such claim, without prejudice or any admission of fault. The indemnified Party shall provide the indemnifying Party with reasonable and prompt written notice of any claim that such indemnified Party believes falls within the scope of this Section 13.3. Each Party shall use reasonable efforts to mitigate any potential damages or other adverse consequences arising from or related to the Services and/or Supplier-Provided Materials.

14.
LIMITATION OF LIABILITY.

14.1
No Consequential Damages. Except as set forth in Section 14.3, neither Party or its Affiliates shall be liable for any indirect, incidental, special, consequential, exemplary or punitive damages (including, without limitation, loss of profits) arising out of or relating to this Agreement.

14.2
Limit on Damages. Neither party’s aggregate liability to the other party hereto or any of its Affiliates and their respective officers, directors, and employees for any and all claims arising under this Agreement or otherwise arising from the transactions contemplated herein regardless of the form of action (including, but not limited to actions for breach of contract, negligence, strict liability, rescission and breach of warranty) shall exceed [**].

14.3
Exceptions to Limitation of Liability. The limitations of liability in Sections 14.1 and 14.2 shall not apply to liability related to: (i) a Party’s indemnification obligations under the Agreement, (ii) a breach of confidentiality or security obligations under the Agreement, (iii) a Party’s willful misconduct, gross negligence, fraud, personal injury or damage to property, including the costs to repair, replace, restore or reconstruct lost, stolen or damaged goods, materials, data or other property, (iv) a Party’s failure to comply with Applicable Laws; or (v)any fines or penalties arising from Supplier’s acts or omissions in performing Services (unless such acts or omissions were undertaken at Elevance Health’s instruction).

14.4
Other Terms. The limitations in this Section 14 will apply regardless of whether the applicable damages are based in contract, tort, negligence or any other theory, and regardless of whether the liable Party or its Affiliate has been advised of, knew of, or should have known of the possibility of such damages.

15.
SUBCONTRACTORS.

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15.1
Supplier shall not subcontract any of its obligations without causing the proposed subcontractor to agree to standards and obligations substantially similar to Supplier’s obligations under this Agreement.

Supplier shall remain primarily liable for the performance of all subcontracted obligations and Supplier shall promptly pay for all Services, materials, equipment and labor used by Supplier. Regardless of any subcontract, Supplier shall remain Elevance Health’s sole point of contact under this Agreement.

16.
DISPUTE RESOLUTION.

16.1
Informal Dispute Resolution.

16.1.1
Good Faith Efforts. The Parties agree that they will make a good faith attempt to resolve any dispute arising under this Agreement before instituting legal action. Such good faith attempt shall include, but not be limited to, elevating the issue to management personnel of each Party who have the power to settle the dispute on behalf of that Party. No later than 10 days after a dispute arises, either Party shall give to the other Notice of the dispute in writing to management level personnel. The Notice shall contain (i) a detailed description of the dispute and all relevant underlying facts, and (ii) a detailed description of the amount(s) in dispute and how it was calculated. Management personnel of the receiving party shall have 10 days after the date of the Notice to provide a written response. If after 10 days from the response management personnel are unable to resolve the dispute, it shall be elevated to a vice president level executive for each Party. The vice president level executives of each Party shall have 10 days to attempt to resolve the dispute and if unable to resolve, either Party shall be free to pursue any claim accordance with this Section 16.

16.1.2
The deadline for initiating Arbitration pursuant to Section 16.2 below shall not be tolled by the informal dispute resolution provisions set forth above.

16.2
Binding Arbitration.

16.2.1
Except as described in Section 16.2.4 below, all disputes that arise from or relate to this Agreement shall be decided exclusively by binding, arbitration under the JAMS Comprehensive Arbitration Rules (the “Rules”), provided, however, if all Parties to the dispute agree, they may agree in writing to further modify the Rules. For all disputes where the amount in controversy, excluding alleged interest, is less two million dollars ($2,000,000.00) or less, the dispute shall be decided by a sole arbitrator with commercial litigation experience, and be mutually acceptable to the Parties. If the Parties cannot agree on a sole arbitrator, the arbitrator shall be selected in accord with the JAMS rules. If the amount in controversy exceeds two million dollars ($2,000,000.00), then a three person panel of arbitrators with similar qualifications shall preside rather than a sole arbitrator, unless the Parties agree in writing that the dispute shall be decided by a sole arbitrator. The sole arbitrator (or panel) shall be selected by mutual agreement of the Parties, or, if the Parties cannot agree upon an arbitrator, then each Party shall select an arbitrator who shall confer and select a third arbitrator to serve. The arbitrator(s) shall issue a written reasoned decision or award. The Parties agree that the arbitrator’s award shall be final, and may be filed with and enforced as a final judgment by any court of competent jurisdiction.

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16.2.2
Costs and Attorneys’ Fees. Each Party will bear its own attorneys’ fees and its own costs and expenses (including filing fees), and will also bear one half of the total arbitrator’s or panel’s fees and other administrative fees of arbitration

16.2.3
No Power to Alter Agreement. The arbitrator shall have no power to (i) award damages in excess of the amount or other than the types allowed by Section 14 (Limitation of Liability); or (ii) alter any of the provisions of this Agreement. Nothing in Section 16 prohibits either Party from seeking injunctive relief concerning any subject matter of the dispute subject to arbitration, in a court of competent jurisdiction.

16.2.4
Appeal. If the total amount of the arbitration award is five million dollars ($5,000,000) or more, inclusive of interest, the Parties shall have the right to appeal the decision of the arbitrator(s) pursuant to the JAMS Optional Arbitration Appeal Procedure. Intentionally left blank

16.3
Intentionally left blank

16.4
Waiver of Jury Trial. Each of the parties hereby unconditionally waives any right to a jury trial with respect to and in any action, proceeding, claim, counterclaim, demand, dispute or other matter whatsoever arising out of this agreement.

16.5
Continued Services; Enforcement. In all circumstances other than Elevance Health’s breach of any of its obligations as set forth herein, Supplier shall continue timely performance of any Services it provides or its other obligations under this Agreement and, if it discontinues or does not timely perform such Services or other obligations, Elevance Health may seek a temporary and/or permanent injunction or similar order in any state or federal court with jurisdiction for the sole purpose of compelling continued and timely performance of Supplier’s obligations hereunder. The provisions of this Section may be enforced by any court of competent jurisdiction, and the prevailing Party in any such action shall be entitled to an award of all costs, fees and expenses, including attorneys’ fees.

16.6
Statute of Limitations. The statute of limitations with respect to any claim or matter submitted to arbitration shall be suspended as of the date of a demand for arbitration hereunder (or, if not determinable, as of the date of receipt of such request), and shall be tolled until the date of any formal settlement agreement entered into by the Parties or the date of any final determination issued by an arbitrator, as the case may be, but in any event not longer than six (6) months from the date such statute of limitations was suspended, unless the Parties specifically agree in writing to a different tolling period.

16.7
Electronic Self-Help. Supplier agrees that in the event of any dispute with Elevance Health regarding an alleged breach of this Agreement or for any other reason, Supplier will not use any type of electronic means to prevent or interfere with Elevance Health’s use of any system or Deliverable created for Elevance Health under this

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Agreement or any SOW without first obtaining a valid court order authorizing same. In accord with applicable rules or law, Elevance Health shall be given prior proper notice and an opportunity to be heard in connection with any request for such a court order. Supplier understands that a breach of this provision could foreseeably cause substantial harm to Elevance Health and to numerous third parties having business relationships with Elevance Health.

16.8
Waiver of Class Claims. The Parties, on behalf of themselves and those that they may now or hereafter represent, each agree to and do hereby waive any right to join or consolidate claims in arbitration by or against other individuals or entities to pursue, on a class or collective basis, any dispute; provided however, that if an arbitrator or court of competent jurisdiction determines that such waiver is unenforceable for any reason with respect to a particular dispute, then the Parties agree that section 16 shall not apply to such dispute and that such dispute shall be decided instead in a court of competent jurisdiction.

17.
MISCELLANEOUS.

17.1
Assignment. Elevance Health may assign this Agreement (or any Statement of Work) to any Affiliate or in the case of a merger or acquisition of all or substantially all of Elevance Health’s assets, except in either case to a Supplier Competitor. Supplier may assign this Agreement (or any Statement of Work) to any Affiliate or in the case of a merger or acquisition of all or substantially all of Supplier’s assets, except in either case to an Elevance Health Competitor. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

17.2
Trademarks and Branding/No Publicity.

17.2.1
Except as may be explicitly set forth in this Agreement, neither Party shall use the name, logo, service marks, domain names, symbols or any other name or mark of the other Party or the other Party’s Affiliates, without the prior written consent of the other Party. In the case of Elevance Health, Supplier must have the prior written consent of Elevance Health’s Chief Marketing Officer. Without limiting the foregoing, except as may be required by applicable law or legal process, neither Party shall at any time either during the Term or at any time after any expiration or termination of this Agreement: (i) disclose in advertising campaigns, public relation campaigns or otherwise publicize or disclose the existence of this Agreement, or any terms or conditions of this Agreement, or Elevance Health’s or its Affiliates’ status as a customer of Supplier (provided that each Party may disclose the existence of this Agreement when responding to a request for proposal or request for information) or (ii) provide a hyperlink from any Internet site that it maintains to any Internet site maintained by the other Party or any of the other Party’s Affiliate. For clarity, if required by the SEC or applicable stock market regulations Supplier may disclose information about its relationship with Supplier. In addition, Elevance Health hereby consents to all utilizations of Elevance Health’s name by Supplier currently in effect as of the Effective Date. Supplier shall not extract any information or other data from any Internet site maintained by Elevance Health or any Elevance Health Affiliate, including framing and deep linking, without the express written consent of Elevance Health.

17.2.2
In addition, Supplier has no license to use the Blue Cross and/or Blue Shield names, symbols, or derivative marks (the “Brands”) and nothing in the Agreement shall be deemed to grant

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a license to Supplier to use the Brands. Any references to the Brands made by Supplier in its own materials are subject to review and approval by Elevance Health.

17.2.3
Supplier shall have the sole right to label and brand its services and products and shall have the sole right to use its service and product names and brands. Elevance Health shall have the sole right to label and brand its services and products that are provided by Supplier or that use Supplier IP as permitted under this Agreement.

17.3
Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without giving effect to its conflict of laws principles.

17.4
Notices. All notices, requests, claims, demands, and other communications (each a “Notice”) under the Agreement shall be in writing and shall be given or made by delivery in person, by email, courier service, or certified mail (postage prepaid, return receipt requested) to the respective Party at the following address set forth below or at such other address as such Party may hereafter notify the other Party in accordance with this Section. Each such Notice will be effective as follows: (a) as of the date emailed if receipt has been electronically confirmed or so long as a duplicate copy is contemporaneously provided by another Notice methodology set forth in this Section; (c) as of the date actually delivered if sent by a recognized commercial express delivery service that uses delivery tracking technology; (d) four (4) business days after the date actually deposited with the U.S. mail if sent postage-paid First Class; and (e) as of the date actually delivered if delivered by personal courier to the office location of the recipient during normal business hours.

For Elevance Health:

Elevance Health, Inc.

220 Virginia Avenue

Indianapolis, IN 46204

Attention: General Counsel

With a mandatory copy to:

Elevance Health, Inc.

220 Virginia Avenue

Indianapolis, IN 46204

Attention: Procurement - Contract Administration

Email: ProcurementContract@Elevance Health.com

For Supplier:

Please provide the following and then delete this list

American Well Corporation

75 State Street, Boston, MA 02109

617-204-3500

Attn: General Counsel

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legal@amwell.com

17.5
Modification; Waiver. No modification to the Agreement shall be valid unless in writing and signed by each Party. No delay or omission by either Party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the Party waiving its rights. Nothing on any invoice, purchase order acknowledgment, click wrap, shrink wrap license or any other “boilerplate” or standard terms issued by Supplier at any time during the Term shall contradict, vary, add to or amend the terms of this Agreement and any contrary, differing or additional term shall have no force and effect.

17.6
No Gratuities or Kickbacks. Elevance Health may, by written notice to Supplier, terminate the Agreement, any SOW, and some or all rights of Supplier hereunder pursuant to Section 7.2 above, if Elevance Health has a reasonable cause to believe that gratuities (in the form of entertainment, gifts or otherwise that are not in accordance with Elevance Health’s policies, were offered or given by Supplier, or any employee, subcontractor, agent or representative of Supplier, to an officer or employee of Elevance Health or any Elevance Health Affiliate in a position to secure or influence the awarding or amendment of the entire Agreement or, of any SOW or any determination with respect to Supplier’s performance hereunder, or any decision or action favorable to Supplier.

17.7
Force Majeure.

17.7.1
General. If and to the extent that a Party’s (an “Affected Party”) performance of its obligations under this Agreement (excluding obligations of payment) is prevented, hindered or delayed by fire, flood, earthquake, terrorism, acts of war, elements of nature or acts of God (excluding for the avoidance of doubt labor strikes, lockouts, pandemics or disputes) (each, a “Force Majeure Event”), and such nonperformance, hindrance or delay could not have been foreseen, prevented or minimized by reasonable precautions, then the Affected Party shall be excused for such hindrance, delay or nonperformance, as applicable, to the extent such is attributable to the Force Majeure Event for as long as such Force Majeure Event continues and the Affective Party continues to use commercially reasonable efforts to recommence performance including through the use of alternate sources or workaround plans. Notwithstanding the foregoing, the occurrence of a Force Majeure Event does not excuse, limit or otherwise affect Supplier’s obligation to implement its BCP and to comply with the business continuity and disaster recovery obligations in this Agreement.
17.7.2
Right to Terminate. If a Force Majeure Event prevents, hinders or delays performance for more than thirty (30) days and materially and adversely affects the other Party, then the other Party may terminate the applicable Statement of Work upon written notice.

17.7.3
Allocation of Resources. If a Force Majeure Event causes Supplier to allocate limited resources between or among Supplier’s customers, and if the Services are disrupted by such Force Majeure Event, Supplier shall not treat any other customer better than Elevance Health nor reduce process capacity or performance below the business continuity requirements stipulated in BCP. In addition, Supplier shall not redeploy or reassign any key personnel to another Supplier account in the event of a Force Majeure Event without Elevance Health’s prior written consent.

17.8
Severability. If any provision of the Agreement is held to be invalid, illegal or unenforceable in any respect under Applicable Law, such provision shall be excluded from the Agreement

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and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

17.9
Relationship of Parties. The Parties intend to be, are, and shall at all times be independent contractors with respect to this Agreement and all performance under this Agreement. Under no circumstances shall Supplier, any Supplier personnel, or any other of Supplier’s employees, subcontractors, agents, or representatives be considered to be employees or agents of Elevance Health or any of Elevance Health’s Affiliates, or be entitled to participate in any of Elevance Health’s or its Affiliates’ employee benefit programs including workers compensation and disability insurance, group health, dental and vision insurance, unemployment insurance, retirement plans, or stock-based benefits or plans. Neither Party is an agent, partner or employee of the other Party, or its Affiliates, and neither Party has any right or any other authority to enter into any agreements or undertaking in the name of or for the account of the other Party or to create or assume any obligations of any kind, express or implied, on behalf of the other Party nor will the act or omissions of either create any liability for the other Party. No form of joint employer, joint venture, partnership, or similar relationship between the Parties, or between either Party and any Affiliate of the other Party, is intended or hereby created. This Agreement shall in no way constitute or give rise to a partnership or joint venture between the Parties. In no way shall Elevance Health be construed to be a provider of health services or responsible for the provision of such health services.

17.10
Titles and Subtitles. The titles and subtitles used in the Agreement are used for convenience only and are not to be considered in construing or interpreting the Agreement.

17.11
Counterparts. The Agreement and any amendments may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.

17.12
Electronic Signatures. The Parties agree electronic signatures may be utilized for execution of this Agreement and any attachments hereto, including but not limited to, Statements of Work. The Parties acknowledge and agree that (i) the issuance of an electronic signature shall be valid and enforceable as to the signing Party to the same extent as an inked original signature; and (ii) these documents shall constitute “original” documents when printed from electronic files and records established and maintained by either Party in the normal course of business. Unless otherwise agreed to by the Parties, the purchase order number (issued by Elevance Health) shall constitute Elevance Health’s electronic signature and consent to any purchase order and the Supplier’s invoice number shall constitute Supplier’s electronic signature and consent to provide the Software and/or other related services. Each Party agrees that the Elevance Health purchase order number or the Supplier invoice number, as issued by the respective Party, shall be sufficient to verify that such Party originated the document. Neither Party shall disclose to any unauthorized person the purchase order Number or the invoice number.

17.13
Deficit Reduction Act Notification to Supplier. Section 6032 of the Deficit Reduction Act of 2005 (“DRA”) and state laws enacted pursuant to the DRA require certain entities such as Elevance Health to establish policies and procedures to help the entity, and its contractors and agents, detect and prevent fraud, waste and abuse relating to services provided for certain government funded programs, including Medicaid. The DRA and state laws also require certain entities to make their suppliers aware: (a) of the provisions of the False Claims Act and similar state statutes prohibiting anyone from knowingly submitting or causing another person or entity to submit false claims for payment of government funds; and (b) that any person in violation is potentially liable for three times the damages or loss to the government plus substantial civil penalties (currently $5,500 to $11,000). In addition, the False Statements Act prohibits

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anyone from making false statements or withholding material information in connection with the delivery of services to, or payments from, the government. Violations of these acts can also result in criminal convictions and imprisonment of up to five (5) years. As part of Elevance Health’s policies designed to prevent fraud, waste and abuse, Elevance Health does not retaliate against personnel who report violations (or suspected violations) of state of federal False Claims Acts.

17.14
Covenant Not to Trade on Insider Knowledge. Supplier acknowledges that Elevance Health, Inc. is a publicly traded corporation. Supplier agrees that it will not purchase or sell any stock of Elevance Health based on Elevance Health Confidential Information. Supplier further agrees that, if it discloses Elevance Health Confidential Information to any other person or entity in accordance with this Agreement, it will advise that other person or entity of the duty not to trade based on Elevance Health Confidential Information. Elevance Health also acknowledges that Supplier is a publicly traded corporation. Elevance Health agrees that it will not purchase or sell any stock of Supplier based on Supplier Confidential Information. Elevance Health further agrees that, if it discloses Supplier Confidential Information to any other person or entity in accordance with this Agreement, it will advise that other person or entity of the duty not to trade based on Supplier Confidential Information.

17.15
Cumulative Remedies. Except as otherwise expressly provided in this Agreement, all remedies provided for in this Agreement shall be cumulative and in addition to, and not in lieu of, any other remedies available to either Party at law, in equity or otherwise.

17.16
No Third Party Beneficiaries. This Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than Elevance Health its Affiliates and assignees, or Supplier; provided that if either Party’s Affiliates’ has a cause of action under this Agreement against the other Party, such action must be initiated by a Party to this Agreement against the other Party, and not against such Party’s Affiliates directly.

17.17
No Primary Drafter. The Parties acknowledge and agree that they have mutually negotiated the terms and conditions of this Agreement and that any provision contained herein with respect to which an issue of interpretation or construction arises shall not be construed to the detriment of the drafter on the basis that such Party or its professional advisor was the drafter, but shall be construed according to the intent of the Parties as evidenced by the entire Agreement.

17.18
Entire Agreement. This Agreement, along with the attached Exhibits, sets forth the entire agreement of the Parties with respect to the subject matter thereof, and supersedes any and all prior proposals, agreements, understandings, and contemporaneous discussions, whether oral or written, between the Parties with respect to the subject matter of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned have read, understood and executed this Agreement and agree to be bound by its provisions as of the Effective Date.

American Well Corporation	Elevance Health, Inc.
Supplier	Elevance Health

By: /s/ Brad Gay	By: /s/Jim Ardell
Signature	Signature

Bradford Gay	Jim Ardell
Printed Name	Printed Name

General Counsel	VP, Corporate Services
Title	Title

November 17, 2022	November 28, 2022
Date	Date

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